                                                                     EXHIBIT 4.1

                                   INDENTURE

                          Dated as of _________, 2000

                                     Among

                       METRIS COMPANIES INC., as Issuer,

                          the GUARANTORS named herein

                                      and

               U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee


        Providing for the issuance of Senior Debt Securities in series

                             CROSS-REFERENCE TABLE

Trust Indenture                                                                                Indenture
  Act Section                                                                                   Section
  -----------                                                                                   -------
(S) 310(a)(1).....................................................................................7.10
       (a)(2).....................................................................................7.10
       (a)(3).....................................................................................N.A.
       (a)(4).....................................................................................N.A.
       (a)(5)...............................................................................7.08, 7.10
       (b)...........................................................................7.08; 7.10; 12.02
       (c)........................................................................................N.A.
(S) 311(a)........................................................................................7.11
       (b)........................................................................................7.11
       (c)........................................................................................N.A.
(S) 312(a)........................................................................................2.06
       (b).......................................................................................12.03
       (c).......................................................................................12.03
(S) 313(a)........................................................................................7.06
       (b)(1).....................................................................................N.A.
       (b)(2).....................................................................................7.06
       (c).................................................................................7.06; 12.02
       (d)........................................................................................7.06
(S) 314(a)...........................................................................4.10; 4.12; 12.02
       (b)........................................................................................N.A.
       (c)(1)....................................................................................12.04
       (c)(2)....................................................................................12.04
       (c)(3).....................................................................................N.A.
       (d)........................................................................................N.A.
       (e).......................................................................................12.05
       (f)........................................................................................N.A.
(S) 315(a)........................................................................................7.01(b)
       (b).................................................................................7.05; 12.02
       (c)........................................................................................7.01(a)
       (d)........................................................................................7.01(c)
       (e)........................................................................................6.11
(S) 316(a)(last sentence).........................................................................2.10
       (a)(1)(A)..................................................................................6.05
       (a)(1)(B)..................................................................................6.04
       (a)(2).....................................................................................N.A.
       (b)........................................................................................6.07
       (c)........................................................................................9.04
(S) 317(a)(1).....................................................................................6.08
       (a)(2).....................................................................................6.09
       (b)........................................................................................2.05
(S) 318(a).......................................................................................12.01

----------------
N.A. means Not Applicable.
NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS
                               -----------------

                                                                                                    Page
                                  ARTICLE ONE

                  DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  Definitions.....................................................................        1
SECTION 1.02.  Incorporation by Reference of Trust Indenture Act...............................       17
SECTION 1.03.  Rules of Construction...........................................................       17

                                  ARTICLE TWO

                                THE SECURITIES

SECTION 2.01.  Forms Generally.................................................................       17
SECTION 2.02.  Amount Unlimited; Issuable in Series............................................       18
SECTION 2.03.  Execution, Authentication, Delivery and Dating..................................       21
SECTION 2.04.  Registrar and Paying Agent......................................................       24
SECTION 2.05.  Paying Agent To Hold Assets in Trust............................................       24
SECTION 2.06.  Holder Lists....................................................................       25
SECTION 2.07.  Registration, Transfer and Exchange.............................................       25
SECTION 2.08.  Replacement Securities..........................................................       26
SECTION 2.09.  Outstanding Securities..........................................................       27
SECTION 2.10.  Treasury Securities.............................................................       27
SECTION 2.11.  Temporary Securities............................................................       28
SECTION 2.12.  Cancellation....................................................................       28
SECTION 2.13.  Payment of Interest; Defaulted Interest.........................................       28
SECTION 2.14.  CUSIP Number....................................................................       29
SECTION 2.15.  Deposit of Moneys...............................................................       29
SECTION 2.16.  Book-Entry Provisions for Global Securities.....................................       29
SECTION 2.17.  Currency and Manner of Payment in Respect of Securities.........................       30
SECTION 2.18.  Appointment and Resignation of Exchange Rate Agent..............................       34

                                 ARTICLE THREE

                                  REDEMPTION

SECTION 3.01.  Applicability of Article........................................................       34
SECTION 3.02.  Election to Redeem; Notices to Trustee..........................................       34
SECTION 3.03.  Selection of Securities To Be Redeemed..........................................       35
SECTION 3.04.  Notice of Redemption............................................................       35
SECTION 3.05.  Effect of Notice of Redemption..................................................       36
SECTION 3.06.  Deposit of Redemption Price.....................................................       36
SECTION 3.07.  Securities Redeemed in Part.....................................................       36

                                 ARTICLE FOUR

                                   COVENANTS

SECTION 4.01.  Termination of Certain Covenants in Event of Investment Grade
                Rating.........................................................................       36
SECTION 4.02.  Payment of Securities...........................................................       37
SECTION 4.03.  Maintenance of Office or Agency.................................................       37
SECTION 4.04.  Limitations on Transactions with Affiliates.....................................       37
SECTION 4.05.  Limitation on Indebtedness......................................................       38

SECTION 4.06.  Payments for Consent............................................................       39
SECTION 4.07.  Limitation on Investment Company Status.........................................       40
SECTION 4.08.  Limitation on Asset Sales.......................................................       40
SECTION 4.09.  Limitation on Restricted Payments...............................................       41
SECTION 4.10.  Notice of Defaults..............................................................       43
SECTION 4.11.  Limitation on Liens.............................................................       43
SECTION 4.12.  Reports.........................................................................       43
SECTION 4.13.  Limitation on Dividend and Other Payment Restrictions Affecting
                Restricted Subsidiaries........................................................       44
SECTION 4.14.  Additional Subsidiary Guarantees................................................       45
SECTION 4.15.  Offer to Purchase upon Change of Control........................................       45
SECTION 4.16.  Compliance Certificate..........................................................       45
SECTION 4.17.  Corporate Existence.............................................................       46

                                 ARTICLE FIVE

                        MERGERS; SUCCESSOR CORPORATION

SECTION 5.01.  Mergers, Sale of Assets, etc....................................................       46
SECTION 5.02.  Successor Corporation Substituted...............................................       47

                                  ARTICLE SIX

                             DEFAULT AND REMEDIES

SECTION 6.01.  Events of Default...............................................................       47
SECTION 6.02.  Acceleration....................................................................       49
SECTION 6.03.  Other Remedies..................................................................       49
SECTION 6.04.  Waiver of Past Default..........................................................       49
SECTION 6.05.  Control by Majority.............................................................       50
SECTION 6.06.  Limitation on Suits.............................................................       50
SECTION 6.07.  Rights of Holders To Receive Payment............................................       51
SECTION 6.08.  Collection Suit by Trustee......................................................       51
SECTION 6.09.  Trustee May File Proofs of Claim................................................       51
SECTION 6.10.  Priorities......................................................................       51
SECTION 6.11.  Undertaking for Costs...........................................................       52
SECTION 6.12.  Judgment Currency...............................................................       52

                                 ARTICLE SEVEN

                                    TRUSTEE

SECTION 7.01.  Duties of Trustee..............................................................        53
SECTION 7.02.  Rights of Trustee..............................................................        53
SECTION 7.03.  Individual Rights of Trustee...................................................        55
SECTION 7.04.  Trustee's Disclaimer...........................................................        55
SECTION 7.05.  Notice of Defaults.............................................................        55
SECTION 7.06.  Reports by Trustee to Holders..................................................        55
SECTION 7.07.  Compensation and Indemnity.....................................................        55
SECTION 7.08.  Replacement of Trustee.........................................................        56
SECTION 7.09.  Successor Trustee by Merger, etc...............................................        57
SECTION 7.10.  Eligibility; Disqualification..................................................        57
SECTION 7.11.  Preferential Collection of Claims Against the Company..........................        58
SECTION 7.12.  Trustee's Application for Instructions from the Company........................        58

                                 ARTICLE EIGHT

                      DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.  Termination of the Company's Obligations........................................       58
SECTION 8.02.  Legal Defeasance and Covenant Defeasance........................................       59
SECTION 8.03.  Conditions to Legal Defeasance or Covenant Defeasance...........................       59
SECTION 8.04.  Application of Trust Money; Trustee Acknowledgment and Indemnity................       61
SECTION 8.05.  Repayment to Company............................................................       61
SECTION 8.06.  Reinstatement...................................................................       61

                                 ARTICLE NINE

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.  Without Consent of Holders......................................................       62
SECTION 9.02.  With Consent of Holders.........................................................       62
SECTION 9.03.  Compliance with Trust Indenture Act.............................................       64
SECTION 9.04.  Record Date for Consents and Effect of Consents.................................       64
SECTION 9.05.  Notation on or Exchange of Securities...........................................       64
SECTION 9.06.  Trustee to Sign Amendments, etc.................................................       64

                                  ARTICLE TEN

                                   GUARANTEE

SECTION 10.01. Unconditional Guarantee.........................................................       64
SECTION 10.02. Severability....................................................................       65
SECTION 10.03. Release of a Guarantor..........................................................       65
SECTION 10.04. Limitation of Guarantor's Liability.............................................       66
SECTION 10.05. Contribution....................................................................       66
SECTION 10.06. Execution of Security Guarantee.................................................       66
SECTION 10.07. Subordination of Subrogation and Other Rights...................................       66

                                ARTICLE ELEVEN

                                 SINKING FUNDS

SECTION 11.01. Applicability of Article........................................................       67
SECTION 11.02. Satisfaction of Sinking Fund Payments with Securities...........................       67
SECTION 11.03. Redemption of Securities for Sinking Fund.......................................       67

                                ARTICLE TWELVE

                                 MISCELLANEOUS

SECTION 12.01. Trust Indenture Act Controls....................................................       68
SECTION 12.02. Notices.........................................................................       68
SECTION 12.03. Communications by Holders with Other Holders....................................       69
SECTION 12.04. Certificate and Opinion as to Conditions Precedent..............................       69
SECTION 12.05. Statements Required in Certificate..............................................       69
SECTION 12.06. Rules by Trustee, Paying Agent, Registrar.......................................       69
SECTION 12.07. Governing Law...................................................................       70
SECTION 12.08. No Recourse Against Others......................................................       70
SECTION 12.09. Successors......................................................................       70

  SECTION 12.10.  COUNTERPART ORIGINALS........................................................       70
  SECTION 12.11.  SEVERABILITY.................................................................       70
  SECTION 12.12.  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS................................       70
  SECTION 12.13.  LEGAL HOLIDAYS...............................................................       70

SIGNATURES

EXHIBIT A   Form of Security Guarantee
EXHIBIT B   Form of Legend for Global Securities

_________________

NOTE: This Table of Contents shall not, for any purpose, be deemed to be a part of the Indenture.

     INDENTURE dated as of ___________, 2000, among METRIS COMPANIES INC, a Delaware corporation (the "Company"), the GUARANTORS named herein and U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association, as trustee (the "Trustee").

     Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Securities:

                                  ARTICLE ONE

                  DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.

     "Acquired Debt" means, with respect to any specified Person, (i)
      -------------
Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Additional Amounts" has the meaning provided in Section 2.02.
      ------------------

     "Affiliate" of any specified Person means any other Person directly or
      ---------
indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

     "Affiliate Transaction" has the meaning provided in Section 4.04.
      ---------------------

     "Agent" means any Registrar, Paying Agent or co-Registrar.
      -----

     "Asset Sale" means any direct or indirect sale, conveyance, transfer, lease
      ----------
(that has the effect of a disposition) or other disposition (including, without limitation, any merger, consolidation or sale-leaseback transaction) to any Person other than the Company or a Wholly-Owned Restricted Subsidiary of the Company, in one transaction or a series of related transactions, of (i) any Equity Interest of any Restricted Subsidiary of the Company; (ii) any material license, franchise or other authorization of the Company or any Restricted Subsidiary of the Company; (iii) any assets of the Company or any Restricted Subsidiary of the Company which constitute substantially all of an operating unit or line of business of the Company or any Restricted Subsidiary of the Company; or (iv) any other property or asset of the Company or any Restricted Subsidiary of the Company outside of the ordinary course of business (including the receipt of proceeds paid on account of the loss of or damage to any property or asset and awards of compensation for any asset taken by condemnation, eminent domain or similar proceedings). For the purposes of this definition, the term "Asset Sale" shall not include (a) any transaction consummated in compliance with Section 5.01 and the creation of any Lien not prohibited by Section 4.11; provided, however, that any transaction consummated in compliance with Section
--------  -------
5.01 involving a sale, conveyance, assignment, transfer, lease or other disposal of less than all of the properties or assets of the Company shall be deemed to be an Asset Sale with respect to the properties or assets of the Company and the Restricted Subsidiaries of the Company that are not so sold, conveyed, assigned, transferred, leased or otherwise disposed of in such transaction; (b) sales of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Restricted Subsidiary of the Company, as the case may be; (c) any transaction consummated in compliance with Section 4.09;
(d) a pledge, or transfer pursuant to a pledge of assets, which pledge is a Permitted Lien; and (e) sales of Receivables or interests in Receivables in connection with Securitizations or otherwise in the ordinary course of business. In addition, solely for purposes of Section 4.08, any sale, conveyance, transfer, lease or other disposition of any property or asset, whether in one transaction or a series of related transactions, involving assets with a Fair Market Value not in excess of $1.0 million in any fiscal year shall be deemed not to be an Asset Sale.

     "Authorized Newspaper" means a newspaper of general circulation, in the
      --------------------
official language of the country of publication or in the English language, customarily published on each Business Day whether or not published on Saturdays, Sundays or holidays. Whenever successive publications in an Authorized Newspaper are required hereunder, they may be made (unless otherwise expressly provided herein) on the same or different days of the week and in the same or different Authorized Newspapers.

     "Bankruptcy Law" has the meaning provided in Section 6.01.
      --------------

     "Bearer Security" means any Security issued hereunder which is payable to
      ---------------
bearer.

     "Board of Directors" means the Board of Directors or other governing body
      ------------------
charged with the ultimate management of any Person, or any duly authorized committee thereof.

     "Board Resolution" means, with respect to any Person, a duly adopted
      ----------------
resolution of the Board of Directors of such Person or a duly authorized committee of such Board of Directors.

     "Business Day" means any day other than a Saturday, a Sunday or a day on
      ------------
which banking institutions in New York, New York are not required to be open.

     "Capital Lease Obligation" means, at the time any determination thereof is
      ------------------------
to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means (i) in the case of a corporation, corporate stock,
      -------------
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and
(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means: (a) U.S. dollars; (b) securities issued or
      ----------------
directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition; (c) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million; (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses
(b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above; (e) commercial paper rated P-1, A-1 or the equivalent thereof by Moody's or Standard & Poor's, respectively, and in each case maturing within six months after the date of acquisition; and (f) money market funds, the portfolios of which are limited to investments described in clauses (a) through (c) above.

     "Change of Control" means the occurrence of any of the following events
      -----------------
(whether or not approved by the Board of Directors of the Company): (i) any Person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, is or becomes the "beneficial owner" or "beneficial owners" (as defined in Rule 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 35% of the total voting power of the then outstanding Voting Stock of the Company; but only in the event that the Permitted Holders "beneficially own," directly or indirectly, in the aggregate a lesser percentage of the total voting power of the then outstanding Voting Stock of the Company than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company; (ii) the Company consolidates with, or merges with or into, another Person (other than the Company or a Wholly-Owned Restricted Subsidiary of the Company) or the Company or its Restricted Subsidiaries sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the assets of the Company and its Restricted Subsidiaries (determined on a consolidated basis) to any Person (other than the Company or a Wholly-Owned Restricted Subsidiary of the Company), other than any such transaction where immediately after such transaction the Person or Persons that "beneficially owned" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), immediately prior to such transaction, directly or indirectly, the then outstanding Voting Stock of the Company "beneficially own" (as so determined), directly or indirectly, a majority of the total voting power of the then outstanding Voting Stock of the surviving or transferee Person; (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or (iv) for so long as any share of Series C Preferred is outstanding, the Company is required by the holders of its Series C Preferred to redeem the Series C Preferred upon the occurrence of a Change in Control (as defined in the Certificate of Designation relating to the Series C Preferred).

     "Change of Control Date" has the meaning provided in Section 4.15.
      ----------------------

     "Common Stock" means the common stock, par value $0.01 per share, of the
      ------------
Company.

     "Company" means the Person named as the "Company" in the first paragraph of
      -------
this Indenture until a successor shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor.

     "Company Request" or "Company Order" means a written request or order
      ---------------      -------------
signed in the name of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President, a Vice President or its Treasurer, and by its Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

     "Component Currency" has the meaning provided in Section 2.17.
      ------------------

     "Consolidated Indebtedness" means, with respect to any Person as of any
      -------------------------
date of determination, the sum, without duplication, of (i) the total amount of Indebtedness of such Person and its Restricted

Subsidiaries, plus (ii) the total amount of Indebtedness of any other Person, to the extent that such Indebtedness has been Guaranteed by the referent Person or one or more of its Restricted Subsidiaries, plus (iii) the aggregate liquidation value of all Disqualified Stock of such Person and all preferred stock of Restricted Subsidiaries of such Person (other than, in the case of the Company, preferred stock of a Restricted Subsidiary of the Company held by the Company or a Guarantor), in each case, determined on a consolidated basis in accordance with GAAP.

     "Consolidated Leverage Ratio" means, with respect to any Person, as of any
      ---------------------------
date of determination, the ratio of (i) the Consolidated Indebtedness of such Person as of such date, excluding, however, all Hedging Obligations that constitute Permitted Debt, to (ii) the Consolidated Net Worth of such Person as of such date.

     "Consolidated Net Income" means, with respect to any Person for any period,
      -----------------------
the aggregate of the Net Income of such Person and its Restricted Subsidiaries (for such period, on a consolidated basis, determined in accordance with GAAP); provided that (i) the Net Income (but not loss) of any Person that is not a
--------
Restricted Subsidiary of such Person or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly-Owned Restricted Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary of such Person shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, and (iv) the cumulative effect of a change in accounting principles shall be excluded.

     "Consolidated Net Worth" means, with respect to any Person as of any date,
      ----------------------
the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends (other than dividends paid solely in Equity Interests (other than Disqualified Stock)) unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the Issue Date in the book value of any asset owned by such Person or a consolidated Restricted Subsidiary of such Person, and
(y) all unamortized debt discount and expense and unamortized deferred financing charges as of such date, all of the foregoing determined in accordance with GAAP.

     "Conversion Date" has the meaning provided in Section 2.17.
      ---------------

     "Conversion Event" means the cessation of use of (i) a Foreign Currency
      ----------------
both by the issuer of such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, (ii) the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities or (iii) any currency unit other than the ECU for the purposes for which it was established.

     "Corporate Trust Office of the Trustee" means the principal office of the
      -------------------------------------
Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of original execution of this Indenture is located at 180 East Fifth Street, St. Paul, Minnesota 55101, Attention: Corporate Trust Administration.

     "Credit Agreement" means the Credit Facility, together with the related
      ----------------
documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring, in whole or in part (including, without limitation, increasing the amount of available borrowings thereunder (provided
                                                                      --------
that such increase in borrowings is permitted by Section 4.05), or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder to the extent permitted by this Indenture), all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders and whether in the form of a revolving credit facility or a term loan facility or any combination thereof.

     "Credit Facility" means the Amended and Restated Credit Agreement dated as
      ---------------
of June 30, 1998 among the Company, the Lenders named therein, Nationsbank, N.A., as Syndication Agent, Deutsche Bank, as Documentation Agent, U.S. Bank National Association, as Documentation Agent, Barclays Bank PLC, as Co-Agent, Bank of America National Trust and Savings Association, as Co-Agent, and The Chase Manhattan Bank, as Administrative Agent.

     "Currency Unit" or "currency unit" for all purposes of this Indenture shall
      -------------      -------------
mean any composite currency.

     "Custodian" has the meaning provided in Section 6.01.
      ---------

     "Default" means any event that is or with the passage of time or the giving
      -------
of notice or both would be an Event of Default.

     "Depository" means, with respect to the Securities of or within any series
      ----------
issuable or issued in whole or in part in global form, The Depository Trust Company or another Person designated as Depository by the Company, which shall be a clearing agency registered under the Exchange Act.

     "Direct Merchants Bank" means Direct Merchants Credit Card Bank, N.A., a
      ---------------------
national banking association, and a wholly-owned Subsidiary of the Company.

     "Disqualified Stock" means any Capital Stock that, either (A) by its terms
      ------------------
(or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (other than under circumstances that would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Securities mature or (B) is designated by the Company (in a Board Resolution of the Company delivered to the Trustee) as Disqualified Stock.

     "Dollar" means the currency of the United States as at the time of payment
      ------
is legal tender for the payment of public and private debts.

     "ECU" means the European Currency Unit as defined and revised from time to
      ---
time by the Council of the European Communities.

     "Election Date" has the meaning provided in Section 2.17.
      -------------

     "Equity Interests" means Capital Stock and all warrants, options or other
      ----------------
rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "European Communities" means the European Economic Community, the European
      --------------------
Coal and Steel Community and the European Atomic Energy Community.

     "European Monetary System" means the European Monetary System established
      ------------------------
by the Resolution of December 5, 1978 of the Council of the European
Communities.

     "Event of Default" has the meaning provided in Section 6.01.
      ----------------

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and
      ------------
the rules and regulations promulgated by the SEC thereunder.

     "Exchange Rate Agent" means, when used with respect to Securities of or
      -------------------
within any series, unless otherwise specified with respect to any Securities pursuant to Section 2.02, a bank designated pursuant to Section 2.02 or 2.18 (which may include any such bank acting as Trustee hereunder).

     "Exchange Rate Officer's Certificate" means a certificate setting forth (i)
      -----------------------------------
the applicable Market Exchange Rate or the applicable bid quotation and (ii) the Dollar or Foreign Currency amounts of principal (and premium, if any) and interest, if any (on an aggregate basis and on the basis of a Security having the lowest denomination principal amount in the relevant currency or currency unit), payable with respect to a Security of any series on the basis of such Market Exchange Rate or the applicable bid quotation, signed by the Chief Financial Officer, the Treasurer, the Controller, any Vice President or the Assistant Treasurer of the Company.

     "Expiration Date" has the meaning set forth in the definition of "Offer to
      ---------------
Purchase."

     "Fair Market Value" means, with respect to any asset, the price (after
      -----------------
taking into account any liabilities relating to such assets) which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction; provided, however, that the Fair Market
                                        --------  -------
Value of any such asset or assets shall be determined conclusively by the Board of Directors of the Company acting in good faith, and shall be evidenced by Board Resolutions of the Company delivered to the Trustee.

     "Foreign Currency" means any currency issued by the government of one or
      ----------------
more countries other than the United States or by any recognized confederation or association of such governments.

     "Funding Guarantor" has the meaning provided in Section 10.05.
      -----------------

     "GAAP" means generally accepted accounting principles set forth in the
      ----
opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date and consistently applied.

     "Guarantee" means a guarantee (other than by endorsement of negotiable
      ---------
instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Guarantors" means each of (i) Metris Direct, Inc. and (ii) any other
      ----------
Restricted Subsidiary of the Company that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns.

     "Hedging Obligations" means, with respect to any Person, the obligations of
      -------------------
such Person under (i) interest rate or currency swap agreements, interest rate cap agreements and interest rate or currency collar agreements and related agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates, currencies and commodities in the ordinary course of business.

     "Holders" means, with respect to a Bearer Security, the bearer thereof or
      -------
of a coupon appertaining thereto and, with respect to a Registered Security, the person in whose name the Security is registered on the Register.

     "incur" has the meaning set forth in Section 4.05.
      -----

     "Indebtedness" means, without duplication, with respect to any Person, any
      ------------
indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien (except Liens on Receivables and other assets (including spread accounts relating to a Securitization) incurred in connection with a Securitization) on any asset of such Person (whether or not such indebtedness is assumed by such Person and the value thereof being the lesser of the amount of such indebtedness so secured and the Fair Market Value of such asset that has a Lien placed upon it) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. Notwithstanding the foregoing, the term "Indebtedness" shall not include (i) obligations pursuant to representations, warranties, covenants and indemnities or payments to owners of beneficial interests in Receivables, in each case in connection with a Securitization, (ii) deposit liabilities of any Restricted Subsidiary of the Company, the deposits of which are insured by any governmental regulatory agency or any successor thereto or (iii) guarantees related to the fulfillment of the Company's obligations to bank card associations in the ordinary course of business. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

     "Indenture" means this Indenture, as amended or supplemented from time to
      ---------
time.

     "Indexed Security" means a Security the terms of which provide that the
      ----------------
principal amount thereof payable at Stated Maturity may be more or less than the principal face amount thereof at original issuance.

     "interest" means, when used with respect to an Original Issue Discount
      --------
Security which by its terms bears interest only after Maturity, interest payable after Maturity.

     "Interest Payment Date" means, when used with respect to any Security, the
      ---------------------
Stated Maturity of an installment of interest on such Security.

     "Interest Record Date" for the interest payable on any Interest Payment
      --------------------
Date (except a date for payment of defaulted interest) on the Securities of or within any series means the date specified for that purpose (whether or not a Business Day) as contemplated by Section 2.02.

     "Investment Grade Rating" means (i) with respect to Standard & Poor's, any
      -----------------------
of the categories from and including AAA to and including BBB- (or equivalent successor categories) and (ii) with respect to Moody's, any of the categories from and including Aaa to and including Baa3 (or equivalent successor categories).

     "Investments" means, with respect to any Person, all investments by such
      -----------
Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the book value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.09.

     "Issue Date" means, when used with respect to any Security, the date on
      ----------
which such Security is issued, authenticated and delivered under this Indenture.

     "Judgment Date" has the meaning provided in Section 6.12.
      -------------

     "Lien" means, with respect to any asset, any mortgage, lien, pledge,
      ----
charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any agreement to give a security interest in and any filing of or agreement to give any financing statement, as debtor, under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction, other than to reflect ownership by a third party of property leased to the Company or any Restricted Subsidiary under a lease which is not in the nature of a conditional sale or title retention agreement).

     "Market Exchange Rate" means, unless otherwise specified with respect to
      --------------------
any Securities pursuant to Section 2.02, (i) for any conversion involving a currency unit on the one hand and Dollars or any Foreign Currency on the other, the exchange rate between the relevant currency unit and Dollars or such Foreign Currency calculated by the method specified pursuant to Section 2.02 for the Securities of the relevant series, (ii) for any conversion of Dollars into any Foreign Currency, the noon buying rate for such Foreign Currency for cable transfers quoted in New York City as certified for customs purposes by the Federal Reserve Bank of New York and (iii) for any conversion of one Foreign Currency into Dollars or another Foreign Currency, the spot rate at noon local time in the relevant market at which, in accordance with normal banking procedures, the Dollars or Foreign Currency into which conversion is being made could be purchased with the Foreign Currency from which conversion is being made from major banks located in New York City, London or any other principal market for Dollars or such purchased Foreign Currency, in each case determined by the Exchange Rate Agent. Unless otherwise specified with respect to any Securities pursuant to Section 2.02, in the event of the unavailability of any of the exchange rates provided for in the foregoing clauses (i), (ii) and (iii), the Exchange Rate Agent shall use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve

Bank of New York as of the most recent available date, or quotations from one or more major banks in New York City, London or other principal market for such currency or currency unit in question (which may include any such bank acting as Trustee under this Indenture), or such other quotations as the Exchange Rate Agent shall deem appropriate. If there is more than one market for dealing in any currency or currency unit by reason of foreign exchange regulations or otherwise, the market to be used in respect of such currency or currency unit shall be that upon which a nonresident issuer of securities designated in such currency or currency unit would purchase such currency or currency unit in order to make payments in respect of such securities.

     "Maturity" means, when used with respect to any Security, the date on which
      --------
the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

     "Moody's" means Moody's Investors Service, Inc. and its successors.
      -------

     "Net Cash Proceeds" means the aggregate cash proceeds received by the
      -----------------
Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale, a defeasance of a Securitization and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "Net Income" means, with respect to any Person, the net income (loss) of
      ----------
such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

     "Obligations" means any principal, interest, penalties, fees,
      -----------
indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Offer" has the meaning set forth in the definition of "Offer to Purchase."
      -----

     "Offer to Purchase" means a written offer (the "Offer") sent by or on
      -----------------                              -----
behalf of the Company by first-class mail, postage prepaid, to each Holder at his address appearing in the register for the Securities on the date of the Offer offering to purchase up to the principal amount of Securities specified in such Offer at the purchase price specified in such Offer (as determined pursuant to this Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to
                                       ---------------
Purchase, which shall be not less than 20 Business Days nor more than 60 days after the date of such Offer, and a settlement date (the "Purchase Date") for
                                                          -------------
purchase of Securities to occur no later than five Business Days after the Expiration Date. The Company shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer shall contain all the information required by applicable law to be included therein. The Offer shall also contain information concerning the business of the Company and its Subsidiaries which the Company in good faith believes will enable such Holders to make an informed decision with respect to the Offer to Purchase (which at a minimum will include (i) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the documents required to be filed with the Trustee pursuant to this Indenture (which requirements may be satisfied by delivery of such documents together with the Offer), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such financial statements referred to in clause (i) (including a description of the events requiring the Company to make the Offer to Purchase), (iii) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Company to make the Offer to Purchase and (iv) any other information required by applicable law to be included therein). The Offer shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Offer to Purchase. The Offer shall also state: (1) the Section of this Indenture pursuant to which the Offer to Purchase is being made; (2) the Expiration Date and the Purchase Date; (3) the aggregate principal amount of the outstanding Securities offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to this Section of this Indenture requiring the Offer to Purchase) (the "Purchase Amount"); (4) the purchase price to be paid by the
                ---------------
Company for each $1,000 aggregate principal amount of Securities accepted for payment (as specified pursuant to this Indenture) (the "Purchase Price"); (5)
                                                        --------------
that the Holder may tender all or any portion of the Securities registered in the name of such Holder and that any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal amount; (6) the place or places where Securities are to be surrendered for tender pursuant to the Offer to Purchase; (7) that interest on any Security not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue; (8) that on the Purchase Date the Purchase Price will become due and payable upon each Security being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date; (9) that each Holder electing to tender all or any portion of a Security pursuant to the Offer to Purchase will be required to surrender such Security at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Security being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing); (10) that each Holder will be entitled to withdraw all or any portion of any Securities tendered by such Holder if the Company (or its Paying Agent) receives, not later than the close of business on the fifth Business Day next preceding the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of the Security such Holder tendered, the certificate number of the Security such Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender; (11) that (a) if Securities in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Securities and (b) if Securities in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Securities having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Securities in denominations of $1,000 principal amount or integral multiples thereof shall be purchased); and (12) that in the case of any Holder whose Security is purchased only in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Security so tendered.

     An Offer to Purchase shall be governed by and effected in accordance with the provisions above pertaining to any Offer.

     "Officer" means, with respect to the Company or any Guarantor, the
      -------
Chairman, any Vice Chairman, the President, any Vice President, the Chief Financial Officer, the Treasurer or the Secretary of the Company or such Guarantor, as the case may be.

     "Officers' Certificate" means a certificate signed by two Officers or by an
      ---------------------
Officer and an Assistant Treasurer or Assistant Secretary of the Company.

     "Opinion of Counsel" means a written opinion from legal counsel.  The
      ------------------
counsel may be an employee of or counsel to the Company or the Trustee.

     "Original Issue Discount Security" means any Security which provides for an
      --------------------------------
amount less than the stated principal amount thereof to be due and payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.02.

     "Participants" has the meaning provided in Section 2.16.
      ------------

     "Paying Agent" has the meaning provided in Section 2.04.
      ------------

     "Periodic Offering" means an offering of Securities of a series from time
      -----------------
to time the specific terms of which Securities, including, without limitation, the rate or rates of interest or formula for determining the rate or rates of interest thereon, if any, the Stated Maturity thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Company upon the issuance of such Securities.

     "Permitted Holder" means the Thomas H. Lee Company and any of its
      ----------------
Affiliates.

     "Permitted Investments" means (a) any Investment in the Company or in a
      ---------------------
Wholly-Owned Restricted Subsidiary of the Company; (b) any Investment in Cash Equivalents; (c) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Wholly-Owned Restricted Subsidiary of the Company or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly-Owned Restricted Subsidiary of the Company; (d) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.08; (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; (f) Investments by the Company or any of its Restricted Subsidiaries in the ordinary course of business in connection with or arising out of Securitizations; (g) Hedging Obligations of the Company and its Restricted Subsidiaries entered into in the ordinary course of business; (h) any existing Investment by a Person which merges with the Company or becomes a Wholly-Owned Restricted Subsidiary of the Company in a transaction permitted by this Indenture and (i) other Investments by the Company or any of its Restricted Subsidiaries in any Person (other than an Affiliate of the Company that is not also a Restricted Subsidiary of the Company) that do not exceed $10.0 million in the aggregate at any one time outstanding (measured as of the date made and without giving effect to subsequent changes in value).

     "Permitted Liens" means (i) Liens existing on the Issue Date; (ii) Liens to
      ---------------
secure borrowings under the Credit Agreement; (iii) Liens on Receivables, related contract rights, collections on Receivables and the proceeds of all such property incurred in connection with Securitizations or permitted Guarantees thereof; (iv) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation
         --------
of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or such Restricted Subsidiary; (v)

Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company; provided that such Liens were in
                                          --------
existence prior to the contemplation of such acquisition; (vi) Liens securing Purchase Money Indebtedness permitted to be incurred under this Indenture and incurred in the ordinary course of business; provided, however, that any such
                                             --------  -------
Lien may not extend to any other property owned by the Company or any of its Restricted Subsidiaries at the time the Lien is incurred, and the Indebtedness secured by the Lien may not be incurred more than 180 days after the latter of the acquisition or completion of construction of the property subject to the Lien; provided, further, that the amount of Indebtedness secured by such Liens
      --------  -------
does not exceed the Fair Market Value of the property purchased or constructed with the proceeds of such Indebtedness; (vii) Liens to secure any Permitted Refinancing Indebtedness incurred to refinance any Indebtedness secured by any Lien referred to in the foregoing clauses (i) through (vi); provided, however,
                                                            --------  -------
that such new Lien shall be limited to all or part of the same property that secured the original Lien and the Indebtedness secured by such Lien at such time is not increased to any amount greater than the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (i) through (vi), as the case may be, at the time the original Lien became a Permitted Lien; (viii) Liens in favor of the Company or a Guarantor; (ix) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $25.0 million in the aggregate at any one time outstanding; (x) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business (including, without limitation, lessor Liens on leased assets); (xi) Liens securing Capital Lease Obligations permitted to be incurred under this Indenture and incurred in the ordinary course of business; (xii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other
                                     --------
appropriate provision as shall be required in conformity with GAAP in existence at such time shall have been made therefor and (xiii) certain Liens consisting of restrictions on the use of real property which do not materially interfere with the property's use.

     "Permitted Refinancing Indebtedness" means any Indebtedness or Disqualified
      ----------------------------------
Stock of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease, redeem or refund other Indebtedness or Disqualified Stock of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that: (i) the principal amount (or accreted value, if
               --------
applicable) or liquidation value of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable) or liquidation value, plus accrued interest or dividends on, the Indebtedness so extended, refinanced, renewed, replaced, defeased, redeemed or refunded (plus the amount of any redemption premium, prepayment penalty and reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date or redemption date, as the case may be, later than the final maturity date or redemption date, as the case may be, of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased, redeemed or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Securities, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Securities on terms at least as favorable to the holders of Securities as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness or Disqualified Stock is incurred or issued, as the case may be, either by the Company or by the Restricted Subsidiary who is the obligor or issuer, as the case may be, on the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced, defeased, redeemed or refunded.

     "Person" means an individual, partnership, corporation, limited liability
      ------
company, unincorporated organization, trust, joint venture, or a governmental agency or political subdivision thereof.

     "Physical Securities" means one or more certificated Securities in
      -------------------
registered form.

     "Principal Amount" means, when used with respect to any Security, the
      ----------------
amount of principal, if any, payable in respect thereof at Maturity; provided,
                                                                     --------
however, that when used with respect to an Indexed Security in any context other
-------
than the making of payments at Maturity, "principal amount" means the principal face amount of such Indexed Security at original issuance.

     "Purchase Amount" has the meaning set forth in the definition of "Offer to
      ---------------
Purchase."

     "Purchase Date" has the meaning set forth in the definition of "Offer to
      -------------
Purchase."

     "Purchase Money Indebtedness" means Indebtedness of the Company and its
      ---------------------------
Restricted Subsidiaries incurred in the ordinary course of business for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment.

     "Purchase Price" has the meaning set forth in the definition of "Offer to
      --------------
Purchase."

     "Rating Agencies" means (i) Standard & Poor's and (ii) Moody's.
      ---------------

     "Receivables" means credit card, consumer or commercial loans that are
      -----------
purchased or originated in the ordinary course of business by the Company or any Subsidiary of the Company.

     "Redemption Date," when used with respect to any Security to be redeemed,
      ---------------
means the date fixed for such redemption pursuant to this Indenture.

     "Redemption Price," when used with respect to any Security to be redeemed,
      ----------------
in whole or in part, means the price fixed for such redemption pursuant to this Indenture.

     "Register" has the meaning provided in Section 2.04.
      --------

     "Registered Security" means any Security issued hereunder and registered as
      -------------------
to principal and interest in the Register.

     "Registrar" has the meaning provided in Section 2.04.
      ---------

     "Restricted Investment" means any Investment other than a Permitted
      ---------------------
Investment.

     "Restricted Payment" has the meaning provided in Section 4.09.
      ------------------

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent
      ---------------------
Person that is not an Unrestricted Subsidiary.

     "SEC" or "Commission" means the Securities and Exchange Commission.
      ---      ----------

     "Security" or "Securities" means a Security or Securities of the Company
      --------      ----------
issued, authenticated and delivered under this Indenture.

     "Securities Act" means the Securities Act of 1933, as amended, and the
      --------------
rules and regulations promulgated by the SEC thereunder.

     "Security Guarantee" means the Form of Security Guarantee of each Guarantor
      ------------------
to be endorsed on each of the Securities in the form of Exhibit A.
                                                        ---------

     "Securitization" means any transaction or series of transactions that have
      --------------
been or may be entered into by the Company or any of its Subsidiaries in connection with or reasonably related to a transaction or series of transactions in which the Company or any of its Subsidiaries may sell, convey or otherwise transfer, directly or indirectly, to (i) a Securitization Entity or (ii) any other Person, or may grant a security interest in, any Receivables or any interests in such Receivables (whether such Receivables are then existing or arising in the future) and any assets related thereto including, without limitation, all security interests in any collateral relating thereto, the proceeds of such Receivables, and other assets which are customarily sold or in respect of which security interests are customarily granted in connection with securitization transactions involving such assets.

     "Securitization Entity" means any Person (whether or not a Subsidiary of
      ---------------------
the Company) established and maintained exclusively for one or more of the following purposes: (i) purchasing or otherwise acquiring Receivables (together with any assets related to such Receivables, including, without limitation, all collateral securing such Receivables, all contracts and all Guarantees or other obligations in respect of such Receivables, proceeds of such Receivables and other assets which are customarily transferred in connection with asset securitization transactions involving Receivables) in connection with a Securitization, (ii) selling such Receivables (and related assets) to a special purpose owner trust or other Person in connection with a Securitization, (iii) issuing asset-backed securities, or beneficial interests in Receivables, (iv) serving as a corporate general partner (or managing member of a limited liability company) of another Securitization Entity, (v) investing in and holding Investments in Securitization Entities issuing securities backed by Receivables, or (vi) engaging in activities that are incidental to and necessary, suitable or convenient for the accomplishment of the purposes specified above, provided, however, that the obligations of such Securitization
                 --------  -------
Entity are without recourse to the Company and any Restricted Subsidiary of the Company other than such Securitization Entity. For purposes of this definition, "without recourse" shall mean that the Indebtedness of such Securitization Entity and none of the other obligations (contingent or otherwise) of a Securitization Entity (i) is guaranteed by the Company or any other Restricted Subsidiary of the Company, (ii) obligates the Company or any other Restricted Subsidiary of the Company in any way other than pursuant to representations, warranties, covenants (including any covenant to deliver Receivables in a pre-funded Securitization) and indemnities entered into in connection with a Securitization, or (iii) subjects any property or asset of the Company or any Restricted Subsidiary of the Company other than such Securitization Entity, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities entered into in connection with a Securitization. For purposes of the foregoing, a Permitted Investment in a Securitization Entity shall not be deemed recourse.

     "Series C Preferred" means the Series C Perpetual Convertible Preferred
      ------------------
Stock, par value $.01 per share, of the Company.

     "Significant Subsidiary" means any Restricted Subsidiary of the Company
      ----------------------
that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

     "Specified Senior Indebtedness" means (i) the Indebtedness of any Person,
      -----------------------------
whether outstanding on the Issue Date or thereafter incurred, and (ii) accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person to the extent post filing interest is allowed in such proceeding) in respect of (A) Indebtedness of such Person for money borrowed and (B) Indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable unless, in the case of either clause (i) or
(ii), in the instrument creating or evidencing the same pursuant to which the same is outstanding, it is provided that such obligations are subordinate in
                           --------
right of payment to the Securities; provided, however, that Specified Senior
                                    --------  -------
Indebtedness shall not include (1) any obligation of such Person to any Subsidiary of such Person, (2) any liability for Federal, state, local or other taxes owed or owing by such Person, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (4) any obligations in respect of Capital Stock of such Person or (5) that portion of any Indebtedness which at the time of incurrence is incurred in violation of this Indenture.

     "Standard and Poor's" means Standard & Poor's Rating Services, a division
      -------------------
of the McGraw-Hill Companies, Inc. and its successors.

     "Stated Maturity" means (i) when used with respect to any Security or any
      ---------------
installment of principal thereof or interest thereon, the date specified on such Security or on a coupon representing such installment of interest as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable and (ii) when used with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subsidiary" means, with respect to any Person, (i) any corporation,
      ----------
association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

     "Subsidiary Guarantees" means the guarantee of the Securities by the
      ---------------------
Guarantors under Article Ten.

     "Substitute Date" has the meaning provided in Section 6.12.
      ---------------

     "Surviving Person" means the Person formed by or surviving a transaction
      ----------------
permitted by Section 5.01 or the Person to which a sale, assignment, transfer, lease, or conveyance or other disposition is made in a transaction permitted by
Section 5.01.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code (S)(S)
      ---
77aaa-77bbbb), as amended, as in effect on the date of this Indenture (except as provided in Section 9.03).

     "Trust Officer" means any officer within the corporate trust department (or
      -------------
any successor group of the Trustee) including any vice president, assistant vice president, assistant secretary or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject.

     "Trustee" means the party named as such in the first paragraph of this
      -------
Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

     "United States Government Obligations" means direct non-callable
      ------------------------------------
obligations of the United States of America for the payment of which the full faith and credit of the United States is pledged.

     "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that is
      -----------------------
designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such
Subsidiary: (a) has not at the time of designation, and does not thereafter, create, incur, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender thereof has recourse to any of the assets of the Company or any of its Restricted Subsidiaries; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (d) has not otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section 4.09. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under
Section 4.05, the Company shall be in default under Section 4.05). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to
                               --------
be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the Consolidated Leverage Ratio test set forth in the first paragraph of Section 4.05, and (ii) no Default or Event of Default would be in existence following such designation.

     "Unutilized Net Cash Proceeds" has the meaning provided in Section 4.08.
      ----------------------------

     "U.S. Person" means, unless otherwise specified with respect to the
      -----------
Securities of any series as contemplated by Section 2.02, a citizen, national or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust, the income of which is subject to United States federal income taxation regardless of its source.

     "Valuation Date" has the meaning provided in Section 2.17.
      --------------

     "Voting Stock" of any Person as of any date means the Capital Stock of such
      ------------
Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness
      ---------------------------------
at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

     "Wholly-Owned Restricted Subsidiary" of any Person means a Restricted
      ----------------------------------
Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Restricted Subsidiaries of such Person.

SECTION 1.02. Incorporation by Reference of Trust Indenture Act.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

     "Commission" means the SEC.

     "indenture securities" means the Securities.

     "indenture security holder" means a Holder.

     "indenture to be qualified" means this Indenture.

     "indenture trustee" or "institutional trustee" means the Trustee.

     "obligor" means the Company or any other obligor on the Securities.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.03. Rules of Construction.

     Unless the context otherwise requires:

     (1)  a term has the meaning assigned to it;

     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect from time to time, and any other reference in this Indenture to "generally accepted accounting principles" refers to GAAP;

     (3)  "or" is not exclusive;

     (4) words in the singular include the plural, and words in the plural include the singular;

     (5)  provisions apply to successive events and transactions; and

     (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                  ARTICLE TWO

                                 THE SECURITIES

SECTION 2.01. Forms Generally.

     The Securities of each series and the coupons, if any, to be attached thereto shall be in substantially such form as shall be established by or pursuant to a Board Resolution of the Company or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such notations, legends or endorsements placed thereon as may be required by law, stock exchange rule or usage or as may, consistently herewith, be determined by the officers executing such Securities and coupons, if any, as evidenced by their execution of the Securities and coupons, if any. If temporary Securities of any series are issued as permitted by Section 2.11, the form thereof also shall be established as provided in the preceding sentence. If the forms of Securities and coupons, if any, of any series are established by, or by action taken pursuant to, a Board Resolution, a copy of the Board Resolution together with an appropriate record of any such action taken pursuant thereto, including a copy of the approved form of Securities or coupons, if any, shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 2.03 for the authentication and delivery of such Securities.

     Unless otherwise specified as contemplated by Section 2.02, Bearer Securities shall have interest coupons attached.

     The definitive Securities and coupons, if any, shall be printed, lithographed or engraved on steel engraved borders or may be produces in any other manner, all as determined by the officers executing such Securities and coupons, if any, as evidenced by their execution of such Securities and coupons, if any.

     Each Security shall have an executed Subsidiary Guarantee from each of the Guarantors endorsed thereon substantially in the form set forth in Exhibit A.
                                                                   ---------

SECTION 2.02. Amount Unlimited; Issuable in Series.

     (a) The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued from time to time in one or more series.

     (b) The following matters shall be established with respect to each series of Securities issued hereunder (i) by a Board Resolution, (ii) by action taken pursuant to a Board Resolution and (subject to Section 2.03) set forth, or determined in the manner provided, in an Officers' Certificate or (iii) in one or more indentures supplemental hereto:

          (1) the title of the Securities of the series (which title shall distinguish the Securities of the series from all other series of Securities);

          (2) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (which limit shall not pertain to Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other securities of the series pursuant to Sections 2.07, 2.08, 2.11, 3.07 or 9.05);

          (3) the date or dates on which the principal of and premium, if any, on the Securities of the series is payable or the method of determination thereof;

          (4) the rate or rates at which the Securities of the series shall bear interest, if any, or the method of calculating such rate or rates of interest, the date or dates from which such interest shall accrue or the method by which such date or dates shall be determined, the Interest Payment Dates on which any such interest shall be payable and, with respect to

          Registered Securities, the Interest Record Date, if any, for the interest payable on any Registered Security on any Interest Payment Date;

          (5) the place or places where the principal of, premium, if any, and interest, if any, on Securities of the series shall be payable;

          (6) the right, if any, of the Company to defer payment of interest on the Securities, as the maximum length of any such deferral period and any related terms, conditions or covenants;

          (7) the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which, and the other terms and conditions upon which, Securities of the series may be redeemed, in whole or in part, at the option of the Company and, if other than as provided in Section 3.03, the manner in which the particular Securities of such series (if less than all Securities of such series are to be redeemed) are to be selected for redemption;

          (8) the obligation, if any, of the Company to redeem or purchase Securities of the series pursuant to any sinking fund or analogous provisions or upon the happening of a specified event or at the option of a Holder thereof and the period or periods within which, the price or prices at which, and the other terms and conditions upon which, Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

          (9) if other than denominations of $1,000 and any integral multiple thereof, if Registered Securities, and if other than the denomination of $5,000 and any integral multiple thereof, if Bearer Securities, the denominations in which Securities of the series shall be issuable;

          (10) if other than Dollars, the currency or currencies (including currency unit or units) in which the principal of, premium, if any, and interest, if any, on the Securities of the series shall be payable, or in which the Securities of the series shall be denominated, and the particular provisions applicable thereto in accordance with, in addition to, or in lieu of the provisions of
          Section 2.17;

          (11) if the payments of principal of, premium, if any, or interest, if any, on the Securities of the series are to be made, at the election of the Company or a Holder, in a currency or currencies (including currency unit or units) other than that in which such Securities are denominated or designated to be payable, the currency or currencies (including currency unit or units) in which such payments are to be made, the terms and conditions of such payments and the manner in which the exchange rate with respect to such payments shall be determined, and the particular provisions applicable thereto in accordance with, in addition to, or in lieu of the provisions of
          Section 2.17;

          (12) if the amount of payments of principal of, premium, if any, and interest, if any, on the Securities of the series shall be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on a currency or currencies (including currency unit or units) other than that in which the Securities of the series are denominated or designated to be payable), the index, formula or other method by which such amounts shall be determined;

          (13) if other than the principal amount thereof, the portion of the principal amount of such Securities of the series which shall be payable upon declaration of acceleration thereof pursuant to Section
          6.02 or the method by which such portion shall be determined;

          (14) if the principal amount payable at the Stated Maturity of any Securities of the series will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which shall be deemed to be the principal amount of such Securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which shall be due and payable upon any Maturity other than the Stated Maturity or which shall be deemed to be outstanding as of any date prior to the Stated Maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

          (15) if other than as provided in Section 2.13, the Person to whom any interest on any Registered Security of the series shall be payable and the manner in which, or the Person to whom, any interest on any Bearer Securities of the series shall be payable;

          (16) provisions, if any, granting special rights to the Holders of Securities of the series upon the occurrence of such events as may be specified;

          (17) any deletions from, modifications of or additions to the Events of Default set forth in Section 6.01 or covenants of the Company set forth in Article IV pertaining to the Securities of the series;

          (18) under what circumstances, if any, the Company will pay additional amounts on the Securities of that series held by a Person who is not a U.S. Person in respect of taxes or similar charges withheld or deducted ("Additional Amounts") and, if so, whether the Company will
                     ------------------
          have the option to redeem such Securities rather than pay such Additional Amounts (and the terms of any such option);

          (19) the terms of any right to convert or exchange Securities of the series, either at the option of the holder thereof or the Company, into or for other securities or property, including, without limitation, the period or periods within which and the price or prices at which any Securities of the series shall be converted or exchanged, in whole or in part;

          (20) whether Securities of the series shall be issuable as Registered Securities or Bearer Securities (with or without interest coupons), or both, and any restrictions applicable to the offering, sale or delivery of Bearer Securities and, if other than as provided in
          Section 2.07, the terms upon which Bearer Securities of a series may be exchanged for Registered Securities of the same series and vice versa;

          (21) the date as of which any Bearer Securities of the series and any temporary Security in global form representing outstanding Securities of the series shall be dated if other than the date of original issuance of the first Security of the series to be issued;

          (22) the forms of the Securities and coupons, if any, of the series;

          (23) the applicability, if any, to the Securities of or within the series of Section 8.02, or such other means of defeasance or covenant defeasance as may be specified for the Securities and coupons, if any, of such series;

          (24) if other than the Trustee, the identity of the Registrar and any Paying Agent;

          (25) the designation of the initial Exchange Rate Agent, if any;

          (26) if the Securities of the series shall be issued in whole or in part in global form (i) the Depository for such global Securities (if other than The Depository Trust Company), (ii) the form of any legend in addition to or in lieu of that in Exhibit B hereto which shall be
                                               ---------
          borne by such global Security, (iii) whether beneficial owners of interests in any Securities of the series in global form may exchange such interests for certificated Securities of such series and of like tenor of any authorized form and nomination, and (iv) if other than as provided in Section 2.16, the circumstances under which any such exchange may occur; and

          (27) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture) including any terms which may be required by or advisable under United States laws or regulations or advisable (as determined by the Company) in connection with the marketing of Securities of the series.

     (c) All Securities of any one series and coupons, if any, appertaining to any Bearer Securities of such series shall be substantially identical except, in the case of Registered Securities, as to denomination and except as may otherwise be provided (i) by a Board Resolution, (ii) by action taken pursuant to a Board Resolution and (subject to Section 2.03) set forth or determined in the manner provided in the related Officers' Certificate or (iii) in an indenture supplemental hereto. All Securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the Holders, for issuances of additional Securities of such series.

     (d) If any of the terms of the Securities of any series are established by action taken pursuant to a Board Resolution, a copy of such Board Resolution shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate setting forth, or providing the manner for determining, the terms of the Securities of such series, and an appropriate record of any action taken pursuant thereto in connection with the issuance of any Securities of such series shall be delivered to the Trustee prior to the authentication and delivery thereof.

SECTION 2.03. Execution, Authentication, Delivery and Dating.

     Two Officers shall sign, or one Officer shall sign and one Officer (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) of the Company or a Guarantor, as the case may be, shall attest to, the Securities for the Company, and the Subsidiary Guarantees for the Guarantors, by manual or facsimile signature. The coupons, if any, of Bearer Securities shall bear the facsimile signature of two Officers.

     If an Officer whose signature is on a Security or a Subsidiary Guarantee, as the case may be, was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security or Subsidiary Guarantee, as the case may be, the Security or Subsidiary Guarantee, as the case may be, shall be valid nevertheless.

     At any time and from time to time, the Company may deliver Securities, together with any coupons appertaining thereto, of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities; provided,
                                                                       --------
however, that in the case of Securities offered in a Periodic Offering, the
-------
Trustee shall authenticate and deliver such Securities from time to time in accordance with such other procedures (including, without limitation, the receipt by the Trustee of oral or electronic instructions from the Company or its duly authorized agents, promptly confirmed in writing) acceptable to the Trustee as may be specified by or pursuant to a

Company Order delivered to the Trustee prior to the time of the first authentication of Securities of such series.

     If the form or terms of the Securities of a series have been established by or pursuant to one or more Board Resolutions as permitted by Sections 2.01 and 2.02, in authenticating such Securities and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to TIA (S)(S) 315(a) through (d)) shall be fully protected in relying upon, an Opinion of Counsel stating:

          (1) if the forms of such Securities and any coupons have been established by or pursuant to a Board Resolution as permitted by
          Section 2.01, that such forms have been established in conformity with the provisions of this Indenture;

          (2) if the terms of such Securities and any coupons have been established by or pursuant to a Board Resolution as permitted by
          Section 2.02, that such terms have been, or in the case of Securities of a series offered in a Periodic Offering, will be, established in conformity with the provisions of this Indenture, subject in the case of Securities offered in a Periodic Offering, to any conditions specified in such Opinion of Counsel; and

          (3) that such Securities together with any coupons appertaining thereto, when authenticated and delivered by the trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and to general equity principles and except further as enforcement thereof may be limited by (A) requirements that a claim with respect to any Securities denominated other than in Dollars (or a Foreign Currency or currency unit judgment in respect of such claim) be converted into Dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) governmental authority to limit, delay or prohibit the making of payments in Foreign Currencies or currency units or payments outside the United States.

     Notwithstanding that such form or terms have been so established, the Trustee shall have the right to decline to authenticate such Securities if, in the written opinion of counsel to the Trustee (which counsel may be an employee of the Trustee) reasonably acceptable to the Company, the issue of such Securities pursuant to this Indenture will adversely affect the Trustee's own rights, duties or immunities under this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee. Notwithstanding the generality of the foregoing, the Trustee will not be required to authenticate Securities denominated in a Foreign Currency if the Trustee reasonably believes that it would be unable to perform its duties with respect to such Securities.

     Notwithstanding the provisions of Section 2.02 and of the two preceding paragraphs, if all of the Securities of any series are not to be issued at one time, it shall not be necessary to deliver the Officers' Certificate otherwise required pursuant to Section 2.02 or the Company Order and Opinion of Counsel otherwise required pursuant to the two preceding paragraphs in connection with the authentication of each Security of such series if such documents, with appropriate modifications to cover such future issuances, are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

     With respect to Securities of a series offered in a Periodic Offering, the Trustee may rely, as to the authorization by the Company of any of such securities, the form and terms thereof and the legality, validity, binding effect and enforceability thereof, upon the Opinion of Counsel and the other documents delivered pursuant to Sections 2.01 and 2.02 and this Section, as applicable, in connection with the first authentication of Securities of such series.

     If the Company shall establish pursuant to Section 2.02 that the Securities of a series are to be issued in whole or in part in global form, then the Company shall execute and the Trustee shall, in accordance with this Section and the Company Order with respect to such series, authenticate and deliver one or more Securities of such series in global form that (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of the outstanding Securities of such series to be represented by such Security or Securities in global form, (ii) shall be registered, if a Registered Security, in the name of the Depository for such Security or Securities in global form or the nominee of such Depository, (iii) shall be delivered by the Trustee to such Depository or pursuant to such Depository's instruction and (iv) shall bear the legends set forth in Exhibit B hereto and the terms of the Board Resolution or
                     ---------
supplemental indenture relating to such series.

     Each Depository designated pursuant to Section 2.02 for a Registered Security in global form must, at the time of its designation and at all times while it serves as Depository, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation. The Trustee shall have no responsibility to determine if the Depository is so registered. Each Depository shall enter into an agreement with the Trustee and the Company governing the respective duties and rights of such Depository, the Company and the Trustee with regard to Securities issued in global form.

     Each Registered Security shall be dated the date of its authentication and each Bearer Security shall be dated as of the date specified as contemplated by
Section 2.02.

     No Security or coupon appertaining thereto shall be entitled to any benefits under this Indenture or be valid or obligatory for any purpose until an authorized signatory of the Trustee manually executes the certificate of authentication on the Security, which shall be substantially in the following form:

     This is one of the Securities of the series described in the within-mentioned Indenture.

                    U.S. BANK TRUST NATIONAL ASSOCIATION,
                    as Trustee

                    By:__________________________
                       Authorized Signatory

Such signature upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered under this Indenture and is entitled to the benefits of this Indenture. Except as permitted by Sections 2.08 or 2.13, the Trustee shall not authenticate and deliver any Bearer Security unless all appurtenant coupons for interest then matured have been detached and canceled.

     Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 2.12 together with a written statement (which need not comply with Section 12.05 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall not be entitled to the benefits of this Indenture.

     The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company and Affiliates of the Company.

     Unless otherwise provided as contemplated by Section 2.02, any Registered Securities of a series shall be issuable in denominations of $1,000 and any integral multiple thereof, and any Bearer Securities of a series shall be issuable in denominations of $5,000 and any integral multiple thereof.

SECTION 2.04. Registrar and Paying Agent.

     The Company shall maintain an office or agency, which may be in the Borough of Manhattan, The City of New York, where (a) Securities may be presented or surrendered for registration of transfer or for exchange (the "Registrar"), (b)
                                                               ---------
Securities may be presented or surrendered for payment (the "Paying Agent") and
                                                             ------------
(c) notices and demands in respect of the Securities and this Indenture may be served. The Registrar shall keep a register (the "Register") of the Securities
                                                   --------
and of their transfer and exchange. The Company, upon notice to the Trustee, may appoint one or more co-Registrars and one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. Except as provided herein, the Company may act as Paying Agent, Registrar or co-Registrar.

     The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.07.

     The Company initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed.

SECTION 2.05. Paying Agent To Hold Assets in Trust.

     The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Securities, and shall notify the Trustee of any Default by the Company in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent (if other than the Company), the Paying Agent shall have no further liability for such assets. If the Company or any of its Affiliates acts as Paying Agent, it shall, on or before each due date of the principal of or interest on the Securities of a series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

SECTION 2.06. Holder Lists.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee before each Interest Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.07. Registration, Transfer and Exchange.

     Subject to the provisions of Section 2.16, when Registered Securities of any series are presented to the Registrar or a co-Registrar with a request to register the transfer of such Securities or to exchange such Securities for an equal principal amount of Registered Securities of the same series of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Securities surrendered for
                     --------  -------
transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities at the Registrar's or co-Registrar's written request. Unless otherwise specified as contemplated by Section 2.02, Bearer Securities may not be issued in exchange for Registered Securities.

     Unless otherwise specified as contemplated by Section 2.02, Bearer Securities of a series may be exchanged for an equal principal amount of Registered Securities (if the Securities of such series are issuable in registered form) or Bearer Securities (if Bearer Securities of such series are issuable in more than one denomination and such exchanges are permitted by such series) of the same series, of other authorized denominations, upon surrender of the Bearer Securities to be exchanged to the Registrar or a co-Registrar, with all unmatured coupons and all matured coupons in default thereto appertaining. If the Holder of a Bearer Security is unable to produce any such unmatured coupon or coupons or matured coupon or coupons in default, such exchange may be effected if the Bearer Securities are accompanied by payment in funds acceptable to the Company and the Trustee in an amount equal to the face amount of such missing coupon or coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to any Paying Agent any such missing coupon in respect of which such a payment shall have been made, such Holder shall be entitled to receive the amount of such payment; provided, however, that, except as otherwise provided in Section
              --------  -------
4.03, interest represented by coupons shall be payable only upon presentation and surrender of those coupons at an office or agency located outside the United States.

     Notwithstanding the foregoing, in case any Bearer Security of any series is surrendered to the Registrar or a co-Registrar in exchange for a Registered Security of the same series after the close of business on (i) any Interest Record Date and before the opening of business on the relevant Interest Payment Date, or (ii) any special record date and before the opening of business on the related date for payment of defaulted interest pursuant to Section 2.13, such Bearer Security shall be surrendered without the coupon relating to such Interest Payment Date or proposed date of payment, as the case may be (or, if such coupon is so surrendered with such Bearer Security, such coupon shall be returned to the person so surrendering the Bearer Security), and interest or defaulted interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon, when due in accordance with the provisions of this Indenture.

     No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other governmental charge payable upon exchanges or transfers pursuant to Section 2.03, 2.11, 3.06, 4.08, 4.15, or 9.05). If the Securities of any series are to be redeemed in part, the Registrar or co-Registrar shall not be required to (i) register the transfer or exchange of any Security of that series during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of any such Securities selected for redemption and ending at the close of business on the day of such mailing, (ii) to register the transfer or exchange of any Registered Security so selected for redemption in whole or in part pursuant to Article Three hereof, except the unredeemed portion of any Security being redeemed in part or (iii) to exchange any Bearer Security so selected for redemption, except that such a Bearer Security may be exchanged for a Registered Security of that series; provided that such Registered Security shall be simultaneously
        --------
surrendered for redemption.

     Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee and any Agent of the Company shall treat the person in whose name the Registered Security is registered as the owner thereof for all purposes whether or not the Security shall be overdue, and none of the Company, the Trustee or any such Agent shall be affected by notice to the contrary. The Company, the Trustee and any Agent of the Company shall treat the bearer of any Bearer Security and the bearer of any coupon as the absolute owner thereof for all purposes whether or not the Security shall be overdue, and none of the Company, the Trustee or any such Agent shall be affected by notice to the contrary. Any consent, waiver or actions of a Holder shall be binding upon any subsequent Holders of such Security or a Security received upon transfer. Any Holder of a beneficial interest in a global Security shall, by acceptance of such beneficial interest in a global Security, agree that transfers of beneficial interests in such global Security may be effected only through a book-entry system maintained by the Depository (or its agent), and that ownership of a beneficial interest in a global Security shall be required to be reflected in a book entry.

     All Securities issued upon any registration or transfer or exchange shall be the valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture as the Securities surrendered upon such registration of transfer or exchange.

     The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.16 or this Section 2.07. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable prior written notice to the Registrar.

     The foregoing provisions relating to registration, transfer and exchange may be modified, supplemented or superseded with respect to any series of Securities by a Board Resolution or in one or more indentures supplemental hereto.

SECTION 2.08. Replacement Securities.

     If a mutilated Security or a Security with a mutilated coupon appertaining to it is surrendered to the Trustee or if the Holder of a Security claims that the Security or coupon has been lost, destroyed or wrongfully taken, the Company shall execute and the Trustee shall authenticate and deliver a replacement Registered Security, if such surrendered Security was a Registered Security, or a replacement Bearer Security with coupons corresponding to the coupons appertaining to the surrendered Security, if such Security was a Bearer Security, if the Trustee's requirements for replacement of Securities are met. Such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of the Company and the Trustee, to protect the Company, the Trustee and any Agent from any loss which any of them may suffer if a Security is replaced. Upon the issuance of any new Security under this Section, the Company may require payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any reasonable out-of-pocket expenses incurred in replacing a Security, including reasonable fees and expenses of counsel.

     Every replacement Security is an additional obligation of the Company.

SECTION 2.09. Outstanding Securities.

     Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation and those described in this Section 2.09 as not outstanding. Subject to Section 2.10, a Security does not cease to be outstanding because the Company or any Affiliate of the Company holds the Security.

     If a Security is replaced pursuant to Section 2.08 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.08.

     If on a Redemption Date, Purchase Date or the Final Maturity Date the Paying Agent holds money sufficient to pay all of the principal and interest due on the Securities and any coupons appertaining thereto payable on that date, and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

     In determining whether the Holders of the requisite principal amount of the outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver under this Indenture, or whether sufficient funds are available for redemption or for any other purpose and for the purpose of making the calculations required by TIA (S) 313, (i) the principal amount of any Original Issue Discount Securities that may be counted in making such determination or calculation and that shall be deemed to be outstanding for such purpose shall be equal to the amount of principal thereof that would be (or shall have been declared to be) due and payable, at the time of such determination, upon a declaration of acceleration of the maturity thereof pursuant to Section 6.02, (ii) the principal amount of any Security denominated in a Foreign Currency that may be counted in making such determination or calculation and that shall be deemed outstanding for such purpose shall be equal to the Dollar Equivalent, determined as of the date such Security is originally issued by the Company as set forth in an Exchange Rate Officer's Certificate delivered to the Trustee, of the principal amount (or, in the case of an Original Issue Discount Security, the Dollar Equivalent as of such date of original issuance of the amount determined as provided in clause (i) above) of such Security and (iii) the principal amount of any Indexed Security that may be counted in making such determination or calculation and that shall be deemed outstanding for such purpose shall be equal to the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Security pursuant to Section 2.02.

SECTION 2.10. Treasury Securities.

     In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, the Guarantors or any of their respective Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that a Trust Officer of the Trustee actually knows are so owned shall be disregarded.

     The Company shall notify the Trustee, in writing, when the Company, any Guarantor, or any of their respective Affiliates repurchases or otherwise acquires Securities, of the aggregate principal amount of such Securities so repurchased or otherwise acquired.

SECTION 2.11. Temporary Securities.

     Until definitive Securities of any series are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities of such series upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Securities to be authenticated and the date on which the temporary Securities are to be authenticated.

     Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section 2.03 definitive Securities in exchange for temporary Securities.

SECTION 2.12. Cancellation.

     The Company at any time may deliver Securities and coupons to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities and coupons surrendered to them for replacement, transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and dispose of and deliver evidence of such disposal of all Securities and coupons surrendered for replacement, transfer, exchange, payment or cancellation. Subject to
Section 2.08, the Company may not issue new Securities to replace Securities that they have paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.12.

SECTION 2.13. Payment of Interest; Defaulted Interest.

     (a) Unless otherwise provided as contemplated by Section 2.02 with respect to any series of Securities, interest, if any, on any Registered Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more predecessor Securities) is registered at the close of business on the Interest Record Date.

     Unless otherwise provided as contemplated by Section 2.02 with respect to any series of Securities, (i) interest, if any, on Bearer Securities shall be paid only against presentation and surrender of the coupons for such interest installments as are evidenced thereby as they mature and (ii) original issue discount, if any, on Bearer Securities shall be paid only against presentation and surrender of such Securities, in either case at the office of a Paying Agent located outside the United States. The interest, is any, on any temporary Bearer Security shall be paid, as to any installment of interest evidenced by a coupon attached thereto only upon presentation and surrender of such coupon and, as to other installments of interest, only upon presentation of such Security for notation thereon of the payment of such interest. If, at the time a payment of principal of or interest, if any, on a Bearer Security or coupon shall become due, the payment of the full amount so payable at the office or offices of all the Paying Agents outside the United States is illegal or effectively precluded because of the imposition of exchange controls or other similar restrictions on the payment of such amount in Dollars, then the Company shall instruct the Trustee in writing to make such payments at a Paying Agent located in the United States, provided that provision
        --------
for such payment in the United States would not cause such Bearer Security to be treated as a "registration-required obligation" under the laws and regulations of the United States.

     (b) The Company shall pay interest on overdue principal of the Securities of any series from time to time on demand at the rate of interest then borne by such Securities. The Company shall, to the extent lawful, pay interest on overdue installments of interest (without regard to any applicable grace periods), if any, on the Securities of any series from time to time on demand at the rate of interest then borne by such Securities.

     (c) If the Company defaults in a payment of interest, if any, on any series of Securities, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

     Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(b) shall be paid to Holders as of the Interest Record Date for the Interest Payment Date for which interest has not been paid.

SECTION 2.14. CUSIP Number.

     The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, in such case, the Trustee shall use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided,
                                                               --------
however, that any such notice may state that no representation is made as to the
-------
correctness or accuracy of such numbers either as printed on the Securities or as contained in any notice, and that reliance may be placed only on the other identification numbers printed on the Securities. The Company shall promptly notify the Trustee of any changes in CUSIP numbers known to it.

SECTION 2.15. Deposit of Moneys.

     Prior to 1:00 p.m. New York City time on each Interest Payment Date, Redemption Date, Purchase Date and Stated Maturity date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Redemption Date, Purchase Date or Stated Maturity date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Redemption Date, Purchase Date or Stated Maturity date, as the case may be.

SECTION 2.16. Book-Entry Provisions for Global Securities.

     (a) Each Security issued in global form authenticated under this Indenture initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository, (iii) bear legends as set forth in Exhibit B and (iv) constitute a
                                               ---------
single Security for all purposes of this Indenture.

     Members of, or participants in, the Depository ("Participants") shall have
                                                      ------------
no rights under this Indenture with respect to any global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

     (b) Notwithstanding any other provisions of this Indenture, unless and until it is exchanged in whole or in part for Securities in certificated form in the circumstances described in paragraph (c) of this Section 2.16, a Security in global form representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

     (c) Interests of beneficial owners in the Global Securities may be transferred or exchanged for Physical Securities in accordance with the rules and procedures of the Depository and the provisions of this Section 2.16; provided, however, that Physical Securities shall be transferred to all
--------  -------
beneficial owners in exchange for their beneficial interests in global Securities if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for any global Security and a successor Depository is not appointed by the Company within 90 days of such notice, (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository to issue Physical Securities or (iii) the Company notifies the Trustee in writing that it elects to cause the issuance of Securities in definitive form.

     (d) In connection with the transfer of global Securities as an entirety to beneficial owners pursuant to paragraph (c) of this Section 2.16, the global Securities shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the global Securities, an equal aggregate principal amount of Physical Securities of authorized denominations. Securities issued in exchange for a beneficial interest in a global Security pursuant to this Section 2.16(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Registrar or co-Registrar in writing. The Registrar or co-Registrar shall deliver such Physical Securities to the Persons in whose names such Physical Securities are so registered.

     (e) The Holder of any global Security may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Securities and the Trustee is entitled to rely upon any electronic instructions from beneficial owners to the Holder of any global Security.

SECTION 2.17. Currency and Manner of Payment in Respect of Securities.

     (a)  Unless otherwise specified with respect to any Securities pursuant to
Section 2.02, with respect to Registered Securities of any series not permitting the election provided for in paragraph (b) below or the Holders of which have not made the election provided for in paragraph (b) below, and with respect to Bearer Securities of any series, except as provided in paragraph (d) below, payment of the principal of, premium, if any, and interest, if any, on any Registered or Bearer Security of such series will be made in the currency or currencies or currency unit or units in which such Registered Security or Bearer Security, as the case may be, is payable. The provisions of this Section 2.17 may be modified or superseded pursuant to Section 2.02 with respect to any Securities.

     (b) It may be provided pursuant to Section 2.02, with respect to Registered Securities of any series, that Holders shall have the option, subject to paragraphs (d) and (e) below, to receive payments of principal of, premium, if any, or interest, if any, on such Registered Securities in any of the currencies or currency units which may be designated for such election by delivering to the Trustee (or the applicable Paying Agent) a written election with signature guarantees and in the applicable form established pursuant to
Section 2.02, not later than the close of business on the Election Date immediately preceding the applicable payment date. If a Holder so elects to receive such payments in any such currency or currency unit, such election will remain in effect for such Holder or any transferee of such Holder until changed by such Holder or such transferee by written notice to the Trustee (or any applicable Paying Agent) for such series of Registered Securities (but any such change must be made not later than the close of business on the Election Date immediately preceding the next payment date to be effective for the payment to be made on such payment date, and no such change of election may be made with respect to payments to be made on any Registered Security of such series with respect to which an Event of Default has occurred or with respect to which the Company has deposited funds pursuant to Article VIII or with respect to which a notice of redemption has been given by or on behalf of the Company pursuant to
Article III). Any Holder of any such Registered Security who shall not have delivered any such Election to the Trustee (or any applicable Paying Agent) not later than the close of business on the applicable Election Date will be paid the amount due on the applicable payment date in the relevant currency or currency unit as provided in Section 2.17(a). The Trustee (or the applicable Paying Agent) shall notify the Exchange Rate Agent as soon as practicable after the Election Date of the aggregate principal amount of Registered Securities for which Holders have made such written election.

     (c) If the election referred to in paragraph (b) above has been provided for with respect to any Registered Securities of a series pursuant to Section 2.02, then, unless otherwise specified pursuant to Section 2.02 with respect to any such Registered Securities, not later than the fourth Business Day after the Election Date for each payment date for such Registered Securities, the Exchange Rate Agent will deliver to the Company a written notice specifying, in the currency or currencies or currency unit or units in which Registered Securities of such series are payable, the respective aggregate amounts of principal of, premium, if any, and interest, if any, on such Registered Securities to be paid on such payment date, and specifying the amounts in such currency or currencies or currency unit or units so payable in respect of such Registered Securities as to which the Holders of Registered Securities denominated in any currency or currencies or currency unit or units shall have elected to be paid in another currency or currency unit as provided in paragraph (b) above. If the election referred to in paragraph (b) above has been provided for with respect to any Registered Securities of a series pursuant to Section 2.02, and if at least one Holder has made such election, then, unless otherwise specified pursuant to
Section 2.02, on the second Business Day immediately preceding such payment date the Company will deliver to the Trustee (or the applicable Paying Agent) an Exchange Rate Officers' Certificate in respect of the Dollar, Foreign Currency or Currencies, ECU or other currency unit payments to be made on such payment date. Unless otherwise specified pursuant to Section 2.02, the Dollar, Foreign Currency or Currencies, ECU or other currency unit amount receivable by Holders of Registered Securities who have elected payment in a currency or currency unit as provided in paragraph (b) above shall be determined by the Company on the basis of the applicable Market Exchange Rate in effect on the second Business Day (the "Valuation Date") immediately preceding each payment date, and such
          --------------
determination shall be conclusive and binding for all purposes, absent manifest error.

     (d) If a Conversion Event occurs with respect to a Foreign Currency, ECU or any other currency unit in which any of the Securities are denominated or payable otherwise than pursuant to an election provided for pursuant to paragraph (b) above, then, with respect to each date for the payment of principal of, premium, if any, and interest, if any, on the applicable Securities denominated or payable in such Foreign Currency, ECU or such other currency unit occurring after the last date on which such Foreign Currency, ECU or such other currency unit was used (the "Conversion Date"), the Dollar shall
                                           ---------------
be
the currency of payment for use on each such payment date (but such Foreign Currency, ECU or such other currency unit that was previously the currency of payment shall, at the Company's election, resume being the currency of payment on the first such payment date preceded by 15 Business Days during which the circumstances which gave rise to the Dollar becoming such currency no longer prevail). Unless otherwise specified pursuant to Section 2.02, the Dollar amount to be paid by the Company to the Trustee or any applicable Paying Agent and by the Trustee or any applicable Paying Agent to the Holders of such Securities with respect to such payment date shall be, in the case of a Foreign Currency other than a currency unit, the Dollar Equivalent of the Foreign Currency or in the case of a Foreign Currency that is a currency unit, the Dollar Equivalent of the Currency limit, in each case as determined by the Exchange Rate Agent in the manner provided in paragraph (f) or (g) below.

     (e) Unless otherwise specified pursuant to Section 2.02, if the Holder of a Registered Security denominated in any currency or currency unit shall have elected to be paid in another currency or currency unit or in other currencies as provided in paragraph (b) above, and (i) a Conversion Event occurs with respect to any such elected currency or currency unit, such Holder shall receive payment in the currency or currency unit in which payment would have been made in the absence of such election and (ii) if a Conversion Event occurs with respect to the currency or currency unit in which payment would have been made in the absence of such election, such Holder shall receive payment in Dollars as provided in paragraph (d) of this Section 2.17 (but, subject to any contravening valid election pursuant to paragraph (b) above, the elected payment currency or currency unit, in the case of the circumstances described in clause (i) above, or the payment currency or currency unit in the absence of such election, in the case of the circumstances described in clause (ii) above, shall, at the Company's election, resume being the currency or currency unit of payment with respect to Holders who have so elected, but only with respect to payments on payment dates preceded by 15 Business Days during which the circumstances which gave rise to such currency or currency unit, in the case of the circumstances described in clause (i) above, or the Dollar, in the case of the circumstances described in clause (ii) above, as applicable, becoming the currency or currency unit of payment, no longer prevail).

     (f) The "Dollar Equivalent of the Foreign Currency" shall be determined by the Exchange Rate Agent and shall be obtained for each subsequent payment date by the Exchange Rate Agent by converting the specified Foreign Currency into Dollars at the Market Exchange Rate on the Conversion Date.

     (g) The "Dollar Equivalent of the Currency Unit" shall be determined by the Exchange Rate Agent and, subject to the provisions of paragraph (h) below, shall be the sum of each amount obtained by converting the specified amount of each Component Currency (as each such term is defined in paragraph (h) below) into Dollars at the Market Exchange Rate for such Component Currency on the Valuation Date with respect to each payment.

     (h) For purposes of this Section 2.17 the following terms shall have the following meanings:

          A "Component Currency" shall mean any currency which, on the
             ------------------
     Conversion Date, was a component currency of the relevant currency unit, including, but not limited to, ECU.

          "Election Date" shall mean the Regular Record Date for the applicable
           -------------
     series of Registered Securities as specified pursuant to Section 2.02 by which the written election referred to in Section 2.17(b) may be made.

          A "Specified Amount" of a Component Currency shall mean the number of
             ----------------
     units of such Component Currency or fractions thereof which such Component Currency represented in the relevant currency unit, including, but not limited to, ECU, on the Conversion Date. If after the

     Conversion Date the official unit of any Component Currency is altered by way of combination or subdivision, the Specified Amount of such Component Currency shall be divided or multiplied in the same proportion. If after the Conversion Date two or more Component Currencies are consolidated into a single currency, the respective Specified Amounts of such Component Currencies shall be replaced by an amount in such single currency equal to the sum of the respective specified Amounts of such consolidated Component Currencies expressed in such single currency, and such amount shall thereafter be a Specified Amount and such single currency shall thereafter be a Component Currency. If after the Conversion Date any Component Currency shall be divided into two or more currencies, the Specified Amount of such Component Currency shall be replaced by specified amounts of such two or more currencies, the sum of which, at the Market Exchange Rate of such two or more currencies on the date of such replacement, shall be equal to the Specified Amount of such former Component Currency and such amounts shall thereafter be Specified Amounts and such currencies shall thereafter be Component Currencies. If, after the Conversion Date of the relevant currency unit, including, but not limited to, ECU, a Conversion Event (other than any event referred to above in this definition of "Specified Amount") occurs with respect to any Component Currency of such currency unit and is continuing on the applicable Valuation Date, the Specified Amount of such Component Currency shall, for purposes of calculating the Dollar Equivalent of the Currency Unit, be converted into Dollars at the Market Exchange Rate in effect on the Conversion Date of such Component Currency.

     All decisions and determinations of the Exchange Rate Agent regarding the Dollar Equivalent of the Foreign Currency, the Dollar Equivalent of the Currency Unit, the Market Exchange Rate and changes in the Specified Amounts as specified above shall be in its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Company, the Trustee (and any applicable Paying Agent) and all Holders of Securities denominated or payable in the relevant currency, currencies or currency units. The Exchange Rate Agent shall promptly give written notice to the Company and the Trustee of any such decision or determination.

     In the event that the Company determines in good faith that a Conversion Event has occurred with respect to a Foreign Currency, the Company will promptly give written notice thereof to the Trustee of the appropriate series of Securities (or any applicable Paying Agent) and to the Exchange Rate Agent (and the Trustee (or such Paying Agent) will promptly thereafter give notice in the manner provided in Section 12.02 to the affected Holders) specifying the Conversion Date. In the event the Company so determines that a Conversion Event has occurred with respect to ECU or any other currency unit in which Securities are denominated or payable, the Company will promptly give written notice thereof to the Trustee (or any applicable Paying Agent) and to the Exchange Rate Agent (and the Trustee (or such Paying Agent) will promptly thereafter give notice in the manner provided in Section 12.02 to the affected Holders) specifying the Conversion Date and the Specified Amount of each Component Currency on the Conversion Date. In the event the Company determines in good faith that any subsequent change in any Component Currency as set forth in the definition of Specified Amount above has occurred, the Company will similarly give written notice to the Trustee (or any applicable Paying Agent) and to the Exchange Rate Agent.

     The Trustee of the appropriate series of Securities shall be fully justified and protected in relying and acting upon information received by it from the Company and the Exchange Rate Agent and shall not otherwise have any duty or obligation to determine the accuracy or validity of such information independent of the Company or the Exchange Rate Agent.

SECTION 2.18. Appointment and Resignation of Exchange Rate Agent.

     (a) Unless otherwise specified pursuant to Section 2.02, if and so long as the Securities of any series (i) are denominated in a currency other than Dollars or (ii) may be payable in a currency other than Dollars, or so long as it is required under any other provision of this Indenture, then the Company will maintain with respect to each such series of Securities, or as so required, at least one Exchange Rate Agent. The Company will cause the Exchange Rate Agent to make the necessary foreign exchange determinations at the time and in the manner specified pursuant to Section 2.17 for the purpose of determining the applicable rate of exchange and, if applicable, for the purpose of converting the issued currency or currencies or currency unit or units into the applicable payment currency or currency unit for the payment of principal, premium, if any, and interest, if any, pursuant to Section 2.17.

     (b) No resignation of the Exchange Rate Agent and no appointment of a successor Exchange Rate Agent pursuant to this Section shall become effective until the acceptance of appointment by the successor Exchange Rate Agent as evidenced by a written instrument delivered to the Company and the Trustee of the appropriate series of Securities accepting such appointment executed by the successor Exchange Rate Agent.

     (c) If the Exchange Rate Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Exchange Rate Agency for any cause, with respect to the Securities of one or more series, the Company, by or pursuant to a Board Resolution, shall promptly appoint a successor Exchange Rate Agent or Exchange Rate Agents with respect to the Securities of that or those series (it being understood that any such successor Exchange Rate Agent may be appointed with respect to the Securities of one or more or all of such series and that, unless otherwise specified pursuant to
Section 2.02 at any time there shall only be one Exchange Rate Agent with respect to the Securities of any particular series that are originally issued by the Company on the same date and that are initially denominated and/or payable in the same currency or currencies or currency unit or units).

                                 ARTICLE THREE

                                  REDEMPTION

SECTION 3.01. Applicability of Article.

     Securities (including coupons, if any) of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 2.02 for Securities of any series) in accordance with this Article.

SECTION 3.02. Election to Redeem; Notices to Trustee.

     The election of the Company to redeem any Securities, including coupons, if any, shall be evidenced by or pursuant to a Board Resolution. In case of any such redemption at the election of the Company, the Company shall notify the Trustee in writing of the Redemption Date, the Redemption Price, the principal amount of Securities of such series to be redeemed and, if applicable, the tenor of the Securities to be redeemed. The Company shall give such notice to the Trustee at least 45 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee in writing), together with an Officers' Certificate stating that such redemption will comply with the conditions contained herein.

SECTION 3.03. Selection of Securities To Be Redeemed.

     Unless otherwise specified as contemplated by Section 2.02, if less than all of the Securities (including coupons, if any) of a series are to be redeemed, the Trustee shall select the Securities of the series to be redeemed in compliance with the requirements of the national securities exchange, if any, on which the Securities are listed or, if the Securities are not then listed on a national securities exchange, on a pro rata basis, by lot or in such other manner as the Trustee shall deem fair and appropriate. The Trustee shall make the selection from Securities of the series which are then outstanding, subject to redemption and not previously called for redemption and may provide for the selection of portions (equal to the minimum authorized denomination for Securities, including coupons, if any, of that series or any integral multiple thereof) of the principal amount of Securities, including coupons, if any, of such series of a denomination larger than the minimum authorized denomination for Securities of that series. The Trustee shall promptly notify the Company in writing of the Securities selected by the Trustee for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed. If the Company shall so direct, Securities registered in the name of the Company or any Affiliate thereof shall not be included in the Securities selected for redemption. If less than all of the Securities of any series with differing issue dates, interest rates and Stated Maturities are to be redeemed, the Company in its sole discretion shall select the particular Securities to be redeemed and shall notify the Trustee in writing at least 45 days prior to the relevant Redemption Date.

     Unless the context otherwise requires, provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 3.04. Notice of Redemption.

     At least 30 days but not more than 60 days prior to a Redemption Date, the Company shall mail a notice of redemption by first-class mail to each Holder whose Securities are to be redeemed at such Holder's registered address.

     Each notice of redemption shall identify the Securities to be redeemed (including the CUSIP number, if any, thereon) and shall state:

          (1)  the Redemption Date;

          (2)  the Redemption Price;

          (3) the name and address of the Paying Agent to which the Securities, together in the case of Bearer Securities with all coupons appertaining thereto, are to be surrendered for redemption;

          (4) that Securities of the series called for redemption and all unmatured coupons, if any, appertaining thereto must be surrendered to the Paying Agent to collect the Redemption Price;

          (5) that, unless the Company defaults in making the redemption payment, interest on each such Security, or portion thereof, called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price upon surrender to the Paying Agent;

          (6) in case any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be issued;

          (7)  that the redemption is for a sinking fund, if such is the case;
     and

          (8) that, unless otherwise specified in such notice, Bearer Securities of any series, if any, surrendered for redemption must be accompanied by all coupons maturing subsequent to the Redemption Date or the amount of any such missing coupon or coupons will be deducted from the Redemption Price, unless security or indemnity satisfactory to the Company, the Trustee and any Paying Agent is furnished.

     At the Company's request, the Trustee shall give the notice of redemption on behalf of the Company, in the Company's name and at the Company's expense.

SECTION 3.05. Effect of Notice of Redemption.

     Once a notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price, plus accrued interest thereon, if any, to the Redemption Date, but interest installments whose maturity is on or prior to such Redemption Date shall be payable to the Holders of record at the close of business on the relevant Interest Record Date.

SECTION 3.06. Deposit of Redemption Price.

     At least one Business Day before the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company is its own Paying Agent, it shall, on or before the Redemption Date, segregate and hold in trust) an amount of money in the currency or currencies (including currency unit or units) sufficient to pay the Redemption Price of and accrued interest, if any, on all Securities or portions thereof to be redeemed on that date other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

     If any Security surrendered for redemption in the manner provided in the Securities shall not be so paid on the Redemption Date due to the failure of the Company to deposit with the Paying Agent money sufficient to pay the Redemption Price thereof, the principal and accrued and unpaid interest, if any, thereon shall, until paid or duly provided for, bear interest as provided in Sections
2.13 and 4.02 with respect to any payment default.

SECTION 3.07. Securities Redeemed in Part.

     Upon surrender of a Security that is redeemed in part, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                                 ARTICLE FOUR

                                  COVENANTS

SECTION 4.01. Termination of Certain Covenants in Event of Investment Grade Rating.

     For so long as no Default or Event of Default has occurred and is continuing, after either of the Rating Agencies assigns to the Securities an Investment Grade Rating, and notwithstanding that the

Securities may later cease to have an Investment Grade Rating, the Company and its Restricted Subsidiaries will not be subject to Sections 4.04, 4.05, 4.08, 4.09, 4.13 and clause (d)(iv) of Section 5.01.

SECTION 4.02. Payment of Securities.

     The Company shall pay the principal of, premium, if any, and interest, together with Additional Amounts, if any, on the Securities of each series in accordance with the terms of the Securities of such series, any coupons appertaining thereto and this Indenture. An installment of principal, premium, if any, or interest, if any, or any Additional Amounts shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company or any Affiliate of the Company) holds on that date money designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders of the Securities of such series pursuant to the terms of this Indenture.

     The Company shall pay cash interest on overdue principal at the same rate per annum borne by the Securities. The Company shall pay cash interest on overdue installments of interest at the same rate per annum borne by the Securities, to the extent lawful, as provided in Section 2.13.

SECTION 4.03. Maintenance of Office or Agency.

     The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of any office or agency required by
Section 2.04. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02.

SECTION 4.04. Limitations on Transactions with Affiliates.

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless
                                              ---------------------
(i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee
(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a Board Resolution of the Company that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; provided that with respect to any
                                              --------
contracts or agreements, such dollar amounts shall be with respect to annual consideration under such contracts or agreements. The foregoing provisions shall not apply to (i) any agreement in effect on the Issue Date and any amendments thereto; provided that any such amendment shall be no more disadvantageous to the Holders in any material respect than the original agreement, (ii) any compensation arrangements entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary, (iii) transactions between or among the Company and/or its Restricted Subsidiaries, (iv) any transaction in connection with a Securitization and (v) Restricted Payments that are permitted by Section 4.09.

SECTION 4.05. Limitation on Indebtedness.

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
                                -----
Debt), and the Company and the Guarantors shall not issue any Disqualified Stock, and the Company shall not permit any of its Restricted Subsidiaries (that are not Guarantors) to issue any shares of preferred stock; provided, however,
                                                            --------  -------
that (x) the Company and the Guarantors may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock or the Company's Restricted Subsidiaries (that are not Guarantors) may issue shares of preferred stock if the Consolidated Leverage Ratio of the Company, calculated on a pro forma basis after giving effect to the incurrence of the additional Indebtedness to be incurred or the Disqualified Stock or preferred stock to be issued and the application of the proceeds therefrom, would have been less than 2.0 to 1 and
(y) Direct Merchants Bank may incur Indebtedness or issue shares of Disqualified Stock if the Consolidated Leverage Ratio of the Company, calculated on a pro forma basis after giving effect to the incurrence of the additional Indebtedness to be incurred or the Disqualified Stock to be issued and the application of the proceeds therefrom, would have been less than 1.5 to 1.

     Notwithstanding the preceding paragraph, the Company and its Restricted Subsidiaries may incur the following Indebtedness (collectively, "Permitted
                                                                  ---------
Debt"):

          (i) Indebtedness of the Company under the Credit Agreement and Guarantees thereof by the Guarantors in an aggregate amount not to exceed $300.0 million at any time outstanding;

          (ii) the Indebtedness and Disqualified Stock of the Company and its Restricted Subsidiaries existing on the Issue Date;

          (iii) Indebtedness of any Restricted Subsidiary of the Company represented by a Subsidiary Guarantee;

          (iv) Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance, defease, renew or replace, any Indebtedness (other than intercompany Indebtedness) that was permitted to be incurred under this Section 4.05 or that was outstanding on the Issue Date;

          (v) intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that (i) if the Company
                                     --------  -------
     or any Guarantor is the obligor on such Indebtedness to a Restricted Subsidiary of the Company that is not a Wholly-Owned Restricted Subsidiary of the Company, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Securities or the Subsidiary Guarantee, as the case may be, and (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (v);

          (vi) the issuance by a Restricted Subsidiary of the Company of preferred stock to the Company or to any of the Guarantors; provided,
                                                                 --------
     however, that any subsequent event or issuance or transfer of any Capital
     -------
     Stock that results in the owner of such preferred stock, in the case of a

     Guarantor, ceasing to be a Restricted Subsidiary of the Company or any subsequent transfer of such preferred stock to a Person other than the Company or any of the Guarantors shall be deemed to be an issuance of preferred stock by such Restricted Subsidiary that was not permitted by this clause (vi);

          (vii) Hedging Obligations that are incurred in the ordinary course of business;

          (viii) Capital Lease Obligations and/or Purchase Money Indebtedness of the Company or a Restricted Subsidiary of the Company incurred in the ordinary course of business not to exceed $30.0 million at any time outstanding;

          (ix) the Guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this Section 4.05; and

          (x) additional Indebtedness of the Company and the Guarantors in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (x), not to exceed $25.0 million at any time outstanding.

     Notwithstanding anything in this Indenture to the contrary, consummation of a Securitization shall not be deemed to be the incurrence of Indebtedness or the issuance of Disqualified Stock or preferred stock by the Company or a Restricted Subsidiary of the Company.

     The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, incur any Indebtedness that is contractually subordinated to any Indebtedness of the Company or any such Restricted Subsidiary unless such Indebtedness is also contractually subordinated to the Securities, or the Subsidiary Guarantee of such Restricted Subsidiary (as applicable), on substantially identical terms; provided, however, that no Indebtedness shall be
                               --------  -------
deemed to be contractually subordinated to any other Indebtedness solely by virtue of being unsecured or not guaranteed by any Restricted Subsidiary of the Company.

For purposes of determining compliance with this Section 4.05, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (x) above or is entitled to be incurred pursuant to the first paragraph of this Section 4.05, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this Section 4.05 and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof.

SECTION 4.06. Payments for Consent.

     Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Securities of a series for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or such Securities unless such consideration is offered to be paid or is paid to all Holders of the Securities of such series that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.07. Limitation on Investment Company Status.

     The Company and its Subsidiaries shall not take any action, or otherwise permit to exist any circumstance, that would require the Company to register as an "investment company" under the Investment Company Act of 1940, as amended.

SECTION 4.08. Limitation on Asset Sales.

     The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, make any Asset Sale, unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of and (ii) at least 85% of such consideration consists of (A) cash or Cash Equivalents, (B) properties and assets to be used in the business of the Company and its Restricted Subsidiaries and/or (C) Equity Interests in any Person which thereby becomes a Wholly-Owned Restricted Subsidiary of the Company. The amount of any (i) Indebtedness (other than any subordinated Indebtedness) of the Company or any Restricted Subsidiary of the Company that is actually assumed by the transferee in such Asset Sale and from which the Company and the Restricted Subsidiaries of the Company are fully released shall be deemed to be cash for purposes of determining the percentage of cash consideration received by the Company or any of its Restricted Subsidiaries and (ii) notes or other similar obligations received by the Company or any of its Restricted Subsidiaries from such transferee that are immediately converted, sold or exchanged (or are converted, sold or exchanged within thirty days of the related Asset Sale) by the Company or any of its Restricted Subsidiaries into cash shall be deemed to be cash, in an amount equal to the net cash proceeds realized upon such conversion, sale or exchange, for purposes of determining the percentage of cash consideration received by the Company or any of its Restricted Subsidiaries.

     In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Article Five and as a result thereof the Company is no longer an obligor on the Securities, the successor corporation shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this Section 4.08, and shall comply with the provisions of this Section 4.08 with respect to such deemed sale as if it were an Asset Sale. In addition, the Fair Market Value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this Section 4.08.

     The Company or such Restricted Subsidiary, as the case may be, may (i) apply the Net Cash Proceeds of any Asset Sale within 365 days of receipt thereof to repay Specified Senior Indebtedness of the Company or such Restricted Subsidiary and permanently reduce any related commitment, or (ii) commit in writing to, or acquire, construct or improve, properties and assets to be used in the business of the Company and its Restricted Subsidiaries and so apply such Net Cash Proceeds within 365 days after the receipt thereof.

     To the extent all or part of the Net Cash Proceeds of any Asset Sale are not applied within 365 days of such Asset Sale as described in clause (i) or
(ii) of the immediately preceding paragraph (such Net Cash Proceeds, the "Unutilized Net Cash Proceeds"), the Company shall, within 20 days after such
 ----------------------------
365th day, make an Offer to Purchase all outstanding Securities up to a maximum principal amount (expressed as a multiple of $1,000) of Securities equal to such Unutilized Net Cash Proceeds, at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date; provided, however, that the Offer to Purchase may be deferred
                   --------  -------
until there are aggregate Unutilized Net Cash Proceeds equal to or in excess of $10.0 million, at which time the entire amount of such Unutilized Net Cash Proceeds, and not just the amount in excess of $10.0 million, shall be applied as required pursuant to this paragraph.

     With respect to any Offer to Purchase effected pursuant to this Section 4.08, among the Securities, to the extent the aggregate principal amount of Securities tendered pursuant to such Offer to Purchase exceeds the Unutilized Net Cash Proceeds to be applied to the repurchase thereof, such Securities shall be purchased pro rata based on the aggregate principal amount of such Securities tendered by each Holder. To the extent the Unutilized Net Cash Proceeds exceed the aggregate amount of Securities tendered by the Holders of the Securities pursuant to such Offer to Purchase, the Company may retain and utilize any portion of the Unutilized Net Cash Proceeds not applied to repurchase the Securities for any purpose consistent with the other terms of this Indenture.

     In the event that the Company makes an Offer to Purchase the Securities, the Company shall comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act, and any violation of the provisions of this Indenture relating to such Offer to Purchase occurring as a result of such compliance shall not be deemed a Default or an Event of Default.

     Each Holder shall be entitled to tender all or any portion of the Securities owned by such Holder pursuant to the Offer to Purchase, subject to the requirement that any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal amount and subject to any proration among tendering Holders as described above.

SECTION 4.09. Limitation on Restricted Payments.

     The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly,

          (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than (A) dividends, payments or distributions payable solely in Equity Interests (other than Disqualified Stock) of the Company and (B) dividends, payments or distributions payable solely to the Company or its Wholly-Owned Restricted Subsidiaries);

          (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company or other Affiliate of the Company (other than any such Equity Interests owned by the Company or any Wholly-Owned Restricted Subsidiary of the Company); or

          (iii) make any Restricted Investment

(all such payments and other actions set forth in clauses (i) through (iii) above being collectively referred to as "Restricted Payments"), unless, at the
                                         -------------------
time of and after giving effect to such Restricted Payment:

     (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

     (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in the first paragraph of Section 4.05; and

     (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clause (ii) of the next succeeding paragraph), is less than the sum of (i) 50% of the aggregate cumulative Consolidated Net Income of the Company for the period (taken as one accounting period) from and after January 1, 2000 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by the Company from the issue or sale since the Issue Date of Equity Interests of the Company (other than Disqualified Stock) or of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock), plus (iii) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment, plus (iv) $150 million.

     The foregoing provisions do not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized
        --------
for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c) (ii) of the preceding paragraph; (iii) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis; (iv) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any member of the Company's (or any of its Restricted Subsidiaries') management in connection with compensation or severance arrangements; provided that the aggregate price paid
                                        --------
for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $1.0 million in any twelve-month period and no Default or Event of Default shall have occurred and be continuing immediately after such transaction; (v) payments of withholding taxes due or payments of exercise prices in connection with exercises of options for common stock of the Company by any employee or former employee of the Company (or any Affiliate of the Company) by the tender of common stock owned by such employee or the withholding of shares of common stock of the Company in connection with such option exercise as consideration therefor in connection with compensation arrangements; (vi) any purchase, redemption or other acquisition or retirement for a nominal amount of Equity Interests issued pursuant to any shareholder rights plan of the Company, as the same may be adopted or amended from time to time; (vii) payment of cash in lieu of fractional shares of common stock that otherwise would be issuable; and (viii) if no Default or Event of Default shall have occurred and be continuing, the payment of dividends on the Common Stock not in excess of $0.02 per share (as adjusted for stock splits, stock dividends, reclassifications and the like) per fiscal quarter and the equivalent participating dividend on the Series C Preferred based on the conversion formula contained in the Certificate of Designation relating to the Series C Preferred.

     The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this Section 4.09. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greater of (y) the net book value of such Investments at the time of such designation or (z) the Fair Market Value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

     The amount of all non-cash Restricted Payments shall be the Fair Market Value on the date of the Restricted Payment of the assets or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any non-cash Restricted Payment shall be determined by the Board of Directors of the Company, whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such Fair Market Value exceeds $10.0 million. Not later than 50 days after the end of any fiscal quarter (100 days in the case of the last fiscal quarter of the fiscal year) during which any Restricted Payment is made, the Company shall deliver to the Trustee an Officers' Certificate stating that all Restricted Payments made during such fiscal quarter were permitted and setting forth the basis upon which the calculations required by this Section 4.09 were computed, together with a copy of any opinion or appraisal required by this paragraph.

SECTION 4.10. Notice of Defaults.

     (a) In the event that any Indebtedness of the Company or any of its Subsidiaries is declared due and payable before its maturity because of the occurrence of any default (or any event which, with notice or lapse of time, or both, would constitute such a default) under such Indebtedness, the Company shall promptly give written notice to the Trustee of such declaration, the status of such default or event and what action the Company is taking or proposes to take with respect thereto.

     (b) Upon becoming aware of any Default or Event of Default, the Company shall promptly, and in any event within five Business Days, deliver an Officers' Certificate to the Trustee specifying the Default or Event of Default and setting forth the action the Company proposes to take with respect thereto.

SECTION 4.11. Limitation on Liens.

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under this Indenture and the Securities and, in the case of a Guarantor, its Subsidiary Guarantee are secured on an equal and ratable basis (or on a senior basis in the case of subordinated Indebtedness) with the obligations so secured until such time as such obligations are no longer secured by a Lien.

SECTION 4.12. Reports.

     Whether or not required by the rules and regulations of the SEC, so long as any Securities are outstanding, the Company shall furnish to the Trustee (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial

Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and its Restricted Subsidiaries separately from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company) and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information and reports with the SEC for public availability (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

     Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 4.13. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) this Indenture, any other indenture of the Company existing on the Issue Date and the Credit Agreement, (b) applicable law, (c) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of
                                               --------
Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred, (d) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (e) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause
(iii) above on the property so acquired, (f) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such
--------
Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced, (g) the provisions of any Securitization that are exclusively applicable to any Securitization Entity, or (h) in the case of clause (iii) above, restrictions contained in security agreements securing Indebtedness of Guarantors relating to the properties or assets of Guarantors subject to the Liens created thereby, provided that such Liens were otherwise permitted to be incurred under Section
--------
4.11.

SECTION 4.14. Additional Subsidiary Guarantees.

     The Company shall cause each Restricted Subsidiary which Guarantees any Indebtedness of the Company to execute and deliver to the Trustee a Subsidiary Guarantee pursuant to which such Restricted Subsidiary will Guarantee the Company's payment obligations under the Securities on a senior unsecured basis, jointly and severally, with any other Guarantors; provided, that the foregoing
                                                  --------
shall not apply to Subsidiaries that (i) have properly been designated as Unrestricted Subsidiaries in accordance with this Indenture for so long as they continue to constitute Unrestricted Subsidiaries or (ii) qualify as Securitization Entities for so long as they continue to constitute Securitization Entities.

SECTION 4.15. Offer to Purchase upon Change of Control.

     (a) Following the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Company shall notify the
                      ----------------------
Holders of the Securities of such occurrence in the manner prescribed by this Indenture and shall, within 30 days after the Change of Control Date, make an Offer to Purchase all Securities then outstanding at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date (subject to the right of Holders of record on the relevant Interest Record Date to receive interest due on the relevant Interest Payment Date). Each Holder shall be entitled to tender all or any portion of the Securities owned by such Holder pursuant to the Offer to Purchase, subject to the requirement that any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal amount.

     (b) On or prior to the Purchase Date specified in the Offer to Purchase, the Company shall (i) accept for payment all Securities or portions thereof validly tendered pursuant to the Offer, (ii) deposit with the Paying Agent or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.04, money sufficient to pay the Purchase Price of all Securities or portions thereof so accepted and (iii) deliver or cause to be delivered to the Trustee for cancellation all Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof accepted for payment by the Company. The Paying Agent (or the Company, if so acting) shall promptly mail or deliver to Holders of Securities so accepted, payment in an amount equal to the Purchase Price for such Securities, and the Trustee shall promptly authenticate and mail or deliver to each Holder of Securities a new Security or Securities equal in principal amount to any unpurchased portion of the Security surrendered as requested by the Holder. Any Security not accepted for payment shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Offer on or as soon as practicable after the Purchase Date.

     (c) If the Company makes an Offer to Purchase, the Company shall comply with all applicable tender offer laws and regulations, including, to the extent applicable, Section 14(e) and Rule 14e-1 under the Exchange Act and any other applicable Federal or State securities laws and regulations and any applicable requirements of any securities exchange on which the Securities are listed. To the extent that the provisions of any securities laws, regulations conflict with the provisions of this Section 4.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.15.

SECTION 4.16. Compliance Certificate.

     The Company shall deliver to the Trustee within 120 days after the close of each fiscal year a certificate signed by the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Company has been made under the supervision of the signing officer with a view to determining whether a Default or Event of Default has occurred and whether or not the signers know of any Default or Event of Default by the Company that occurred during such fiscal year. If they do know of such a Default or Event of Default, their status and the action the Company is taking or proposes to take with respect thereto.

SECTION 4.17. Corporate Existence.

     Subject to Article Five, the Company shall do or shall cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each Restricted Subsidiary in accordance with the respective organizational documents of each such Restricted Subsidiary and the rights (charter and statutory) and material franchises of the Company and the Restricted Subsidiaries; provided, however,
                                                           --------  -------
that the Company shall not be required to preserve any such right or franchise, or the corporate existence of any Restricted Subsidiary, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Restricted Subsidiaries, taken as a whole; provided, further, however, that a
                                           --------  -------  -------
determination of the Board of Directors of the Company shall not be required in the event of a merger of one or more Wholly-Owned Restricted Subsidiaries of the Company with or into another Wholly-Owned Restricted Subsidiary of the Company or another Person, if the surviving Person is a Wholly-Owned Restricted Subsidiary of the Company organized under the laws of the United States or a State thereof or of the District of Columbia. This Section 4.17 shall not prohibit the Company from taking any other action otherwise permitted by, and made in accordance with, the provisions of this Indenture.

                                  ARTICLE FIVE

                         MERGERS; SUCCESSOR CORPORATION

SECTION 5.01. Mergers, Sale of Assets, etc.

     (a) The Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Securities and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately before and after such transaction, no Default or Event of Default exists; and (iv) the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and
(B) would, at the time of such transaction and after giving pro forma effect thereto, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in the first paragraph of Section 4.05.

     (b) Notwithstanding paragraph (a) above or paragraph (d) below, any Wholly-Owned Restricted Subsidiary of the Company may consolidate with or merge into the Company or any Guarantor; provided that the Company or the Guarantor,
                                   --------
as the case may be, is the surviving corporation, and any Guarantor may consolidate with or merge into the Company. Notwithstanding anything in this

Indenture to the contrary, consummation of one or more Securitizations shall not constitute the sale of all or substantially all of the properties or assets of the Company.

     (c) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all the properties and assets of one or more Restricted Subsidiaries the Equity Interest of which constitutes all or substantially all the properties and assets of the Company shall be deemed to be the transfer of all or substantially all the properties and assets of the Company.

     (d) No Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another corporation, Person or entity whether or not affiliated with such Guarantor unless, subject to the provisions of Section 10.03, (i) the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor under its Subsidiary Guarantee pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Securities and this Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; (iii) such Guarantor, or any Person formed by or surviving any such consolidation or merger, would have Consolidated Net Worth (immediately after giving effect to such transaction), equal to or greater than the Consolidated Net Worth of such Guarantor immediately preceding the transaction; and (iv) immediately after giving effect to such transaction, the Company would have been able to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in the first paragraph of Section 4.05.

SECTION 5.02. Successor Corporation Substituted.

     In the event of any transaction (other than a lease) described in and complying with the conditions listed in Section 5.01 in which the Company or a Guarantor, as the case may be, is not the Surviving Person and the Surviving Person is to assume all the Obligations of the Company under the Securities and this Indenture or of such Guarantor under its Subsidiary Guarantee and this Indenture, as the case may be, pursuant to a supplemental indenture, such Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, and the Company, as the case may be, shall be discharged from its Obligations under this Indenture and the Securities or such Guarantor shall be discharged from its Obligations under this Indenture and its Subsidiary Guarantee, as the case may be.

                                  ARTICLE SIX

                              DEFAULT AND REMEDIES

SECTION 6.01. Events of Default.

     Each of the following shall be an "Event of Default" with respect to the Securities of any series for purposes of this Indenture:

     (a) default in the payment when due of principal of (or premium, if any, on) any Security of that series;

     (b) default in the payment when due of any interest on, or Additional Amounts payable with respect to, any Security of that series or any coupon appertaining thereto, which default continues for 30 days or more;

     (c) failure by the Company or any of its Restricted Subsidiaries to comply with its obligations under Section 4.05, Section 4.08, Section 4.13 or Section 4.15;

     (d) failure by the Company or any of its Restricted Subsidiaries for 30 days after notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities of that series then outstanding to comply with any of the other covenants or agreements in this Indenture with respect to any Security of that series;

     (e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness now exists, or is created after the Issue Date, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior
 ---------------
to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

     (f) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

     (g) the Company or any of its Significant Subsidiaries (or one or more Restricted Subsidiaries that, taken together would constitute a Significant Subsidiary) pursuant to or within the meaning of any Bankruptcy Law: (i) admits in writing its inability to pay its debts generally as they become due; (ii) commences a voluntary case or proceeding; (iii) consents to the entry of an order for relief against it in an involuntary case or proceeding; (iv) consents or acquiesces in the institution of a bankruptcy or insolvency proceeding against it; (v) consents to the appointment of a Custodian of it or for all or substantially all of its property; or (vi) makes a general assignment for the benefit of its creditors, or any of them takes any action to authorize or effect any of the foregoing;

     (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Company or any Significant Subsidiary (or one or more Restricted Subsidiaries that, taken together would constitute a Significant Subsidiary) of the Company in an involuntary case or proceeding; (ii) appoints a Custodian of the Company or any Significant Subsidiary (or one or more Restricted Subsidiaries that, taken together would constitute a Significant Subsidiary) of the Company for all or substantially all of its property; or (iii) orders the liquidation of the Company or any Significant Subsidiary (or one or more Restricted Subsidiaries that, taken together would constitute a Significant Subsidiary) of the Company; and in each case the order or decree remains unstayed and in effect for 60 days; provided,
                                                                     --------
however, that if the entry of such order or decree is appealed and dismissed on
-------
appeal, then the Event of Default hereunder by reason of the entry of such order or decree shall be deemed to have been cured;

     (i) except as permitted by this Indenture, any Subsidiary Guarantee shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; or

     (j) any other Event of Default provided as contemplated by Section 2.02 with respect to the Securities of that series.

     The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal,
               --------------
state or foreign law for the relief of debtors.  The term "Custodian" means any
                                                           ---------
receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

SECTION 6.02. Acceleration.

     If an Event of Default with respect to the Securities of any series (other than an Event of Default specified in clauses (g) or (h) of Section 6.01) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Securities of that series, by notice in writing to the Company (and to the Trustee if given by the Holders) may declare the unpaid principal (or, if the Securities are Original Issue Discount Securities or Indexed Securities, such portion of the original principal amount as may be specified in the terms of that series) of, and premium, if any, and accrued interest, if any, to the date of acceleration on all outstanding Securities of that series to be due and payable immediately and, upon any such declaration, such principal amount (or, in the case of Original Issue Discount Securities or Indexed Securities, such specified amount), and premium, if any, and accrued interest, if any, notwithstanding anything contained in this Indenture or the Securities to the contrary, shall become immediately due and payable.

     If an Event of Default specified in clauses (g) or (h) of Section 6.01 occurs, all unpaid principal of and accrued interest on all outstanding Securities shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

     Any such declaration with respect to the Securities of any series may be rescinded and annulled by the Holders of a majority in aggregate principal amount of the outstanding Securities of that series by written notice to the Trustee if all existing Events of Default with respect to the Securities of that series (other than the nonpayment of principal of and interest on the Securities of that series which has become due solely by virtue of such acceleration) have been cured or waived and if the rescission would not conflict with any judgment or decree. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03. Other Remedies.

     If an Event of Default with respect to the Securities of any series occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities of that series or to enforce the performance of any provision of such Securities or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Securities of that series or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy maturing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04. Waiver of Past Default.

     Subject to Sections 2.10, 6.07 and 9.02, prior to the declaration of acceleration of the Securities of any series, the Holders of not less than a majority in aggregate principal amount of the outstanding Securities of that series by written notice to the Trustee may waive an existing Default or Event of Default with respect to that series and its consequences, except a Default in the payment of principal of, premium, if any, or interest or any Additional Amounts on any Security of such series or any coupon appertaining thereto as specified in clauses (a), (b) and (c) of Section 6.01 or a Default in respect of any term or provision of this Indenture that may not be amended or modified without the consent of each Holder affected as provided in Section 9.02. The Company shall deliver to the Trustee an Officers' Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. In case of any such waiver, the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Securities of such series, respectively. This paragraph of this Section 6.04 shall be in lieu of (S) 316(a)(1)(B) of the TIA and such (S) 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.

     Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture and the Securities of such series, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 6.05. Control by Majority.

     Subject to Section 2.10, the Holders of a majority in principal amount of the outstanding Securities of each series affected (with each such series voting as a class) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it with respect to that series. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of another Holder of such series not consenting or of any other series, it being understood that the Trustee shall have no duty (subject to Section 7.01) to ascertain whether or not such actions or forbearances are unduly prejudicial to such holders, or that may involve the Trustee in personal liability; provided, however, that the Trustee
                                           --------  -------
may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against any loss or expense caused by taking such action or following such direction. This Section
6.05 shall be in lieu of (S) 316(a)(1)(A) of the TIA, and such (S) 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.

SECTION 6.06.  Limitation on Suits.

     A Holder may not pursue any remedy with respect to this Indenture or the Securities of any series or any coupon appertaining thereto unless:

     (i) the Holder gives to the Trustee written notice of a continuing Event of Default with respect to the Securities of that series;

     (ii) the Holders of at least 25% in aggregate principal amount of the outstanding Securities of that series make a written request to the Trustee to pursue a remedy;

     (iii) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

     (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

     (v) during such 60-day period the Holders of a majority in principal amount of the outstanding Securities of that series do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

     A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

SECTION 6.07. Rights of Holders To Receive Payment.

     Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, or interest or any Additional Amounts on a Security, on or after the respective due dates expressed in the Security, and the right of any Holder of a coupon to receive payment of interest due as provided in such coupon, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. Collection Suit by Trustee.

     If an Event of Default in payment of principal, premium, if any, or interest or any Additional Amounts specified in Section 6.01(a), (b) or (c) occurs and is continuing with respect to Securities of any series, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities of that series for the whole amount of principal, premium, if any, and accrued interest and any Additional Amounts remaining unpaid on such Securities and coupons, together with interest overdue on principal and premium, if any, and to the extent that payment of such interest is lawful, interest on overdue installments of interest and any Additional Amounts, in each case at the rate per annum borne by such Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09. Trustee May File Proofs of Claim.

     The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under
Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided,
                                                                   --------
however, that the Trustee may, on behalf of the Holders, vote for the election
-------
of a trustee in bankruptcy or similar official and may be a member of the creditors' committee.

SECTION 6.10. Priorities.

     If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

     First: to the Trustee for amounts due under Section 7.07;

     Second: to Holders for amounts due and unpaid on such Securities for principal, premium, if any, and interest and any Additional Amounts, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium, if any, and interest, respectively; and

     Third: to the Company.

     The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11. Undertaking for Costs.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.
This Section 6.11 shall not apply to a suit by the Trustee, a suit by a Holder or group of Holders of more than 10% in aggregate principal amount of the outstanding Securities of any series, or to any suit instituted by any Holder for the enforcement or the payment of the principal, premium, if any, or interest or any Additional Amounts on any Securities on or after the respective due dates expressed in such Security.

SECTION 6.12. Judgment Currency.

     If, for the purpose of obtaining a judgment in any court with respect to any obligation of the Company hereunder or under any Security or any related coupon, it shall become necessary to convert into any other currency or currency unit any amount in the currency or currency unit due hereunder or under such Security or coupon, then such conversion shall be made by the Exchange Rate Agent at the Market Exchange Rate as in effect on the date of entry of the judgment (the "Judgment Date"). If pursuant to any such judgment, conversion
               -------------
shall be made on a date (the "Substitute Date") other than the Judgment Date and
                              ---------------
there shall occur a change between the Market Exchange Rate as in effect on the Judgment Date and the Market Exchange Rate as in effect on the Substitute Date, the Company shall pay such additional amounts, if any, as may be necessary to ensure that the amount paid is equal to the amount in such other currency or currency unit which, when converted at the Market Rate as in effect on the Judgment Date, is the amount due hereunder or under such Security or coupon.
Any amount due from the Company under this Section 6.12 shall be due as a separate debt and is not to be affected by or merged into any judgment being obtained for any other sums due hereunder or in respect of any Security or coupon. In no event, however, shall the Company be required to pay more in the currency or currency unit stated to be due hereunder or under such Security or coupon at the Market Exchange Rate as in effect on the Judgment Date than the amount of currency or currency unit stated to be due hereunder or under such Security or coupon so that in any event the Company's obligations hereunder or under such Security or coupon will be effectively maintained as obligations in such currency or currency unit, and the Company shall be entitled to withhold (or be reimbursed for, as the case may be) any excess of the amount actually realized upon any such conversion on the Substitute Date over the amount due and payable on the Judgment Date.

                                 ARTICLE SEVEN

                                    TRUSTEE

SECTION 7.01. Duties of Trustee.

     (a) If a Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     (b)  Except during the continuance of a Default:

          (1) The Trustee shall not be liable except for the performance of such duties as are specifically set forth herein; and

          (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions conforming to the requirements of this Indenture; however, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they substantially conform to the requirements of this Indenture.

     (c) The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1)  This paragraph does not limit the effect of paragraph (b) of this
     Section 7.01;

          (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

     (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive from such Holders an indemnity satisfactory to it in its sole discretion against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

     (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02. Rights of Trustee.

     Subject to Section 7.01:

     (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and/or an Opinion of Counsel, which shall conform to the provisions of Section 12.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

     (c) The Trustee may act through attorneys and agents of its selection and shall not be responsible for the misconduct or negligence of any agent or attorney (other than an agent who is an employee of the Trustee) appointed with due care and appointed with the consent of the Company.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

     (e) Before the Trustee acts or refrains from acting, it may consult with counsel of its own selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

     (f) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

     (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

     (h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

     (i) The Trustee shall not be deemed to have notice of any Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless the Trustee shall have received written notice thereof at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

     (j) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

     (k) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be answerable for other than its gross negligence or willful misconduct.

SECTION 7.03. Individual Rights of Trustee.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and coupons and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee, subject to
Section 7.10 hereof. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

SECTION 7.04. Trustee's Disclaimer.

     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities or any coupon, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or any document issued in connection with the sale of Securities or any statement in the Securities other than the Trustee's certificate of authentication.

SECTION 7.05. Notice of Defaults.

     If a Default or an Event of Default occurs and is continuing with respect to the Securities of any series and any Trust Officer has actual knowledge of such Defaults or Events of Default, the Trustee shall mail to each Holder of Securities of that series notice of the Default or Event of Default within 30 days after the occurrence thereof. Except in the case of a Default or an Event of Default in payment on any Security or a Default or Event of Default in complying with Section 5.01, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of Holders of Securities of that series. This
Section 7.05 shall be in lieu of the proviso to (S) 315(b) of the TIA and such proviso to (S) 315(b) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.

SECTION 7.06. Reports by Trustee to Holders.

     If required by TIA (S) 313(a), as amended, within 60 days after each May 15 beginning with the first May 15 after the first issuance of Securities pursuant to this Indenture, the Trustee shall mail to each Holder a report dated as of such May 15 that complies with TIA (S) 313(a). The Trustee also shall comply with TIA (S) 313(b), (c) and (d).

     A copy of each such report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange, if any, on which the Securities are listed.

     The Company shall promptly notify the Trustee in writing if the Securities become listed on any stock exchange or of any delisting thereof.

SECTION 7.07. Compensation and Indemnity.

     The Company shall pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as the Company and the Trustee shall from time to time agree in writing for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all disbursements, expenses and advances, including all costs and expenses of collection (including reasonable fees, disbursements and expenses of its agents and outside counsel) incurred or made by it in addition to the compensation for its services except any such disbursements, expenses and advances as may be attributable to the Trustee's negligence or willful misconduct. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and outside counsel and any taxes or other expenses incurred by a trust created pursuant to Section 8.01 hereof.

     The Company shall fully indemnify the Trustee for, and hold it harmless against any and all loss, damage, claims, liability or expense, including taxes (other than franchise taxes imposed on the Trustee and taxes based upon, measured by or determined by the income of the Trustee), arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent that such loss, damage, claim, liability or expense is due to its own negligence or willful misconduct. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. However, the failure by the Trustee to so notify the Company of a claim of which a Trust Officer has actual knowledge shall not relieve the Company of its obligations hereunder unless the Company has been materially prejudiced thereby. The Company shall defend the claim and the Trustee shall cooperate in the defense at the Company's expense, provided that the Company shall not be liable in any
                       --------
action or for which it has assumed the defense for the expenses of separate counsel to the Trustee unless (1) the employment of separate counsel has been authorized by the Company, (2) the Trustee has reasonably concluded (based upon advice of counsel to the Trustee) that there may be legal defenses available to the Trustee that are different from or in addition to those available to the Company or (3) a conflict or potential conflict exists (based upon advice of counsel to the Trustee) between the Trustee and the Company, and provided,
                                                                 --------
further, that in any such event the Company's reimbursement obligation with
-------
respect to separate counsel of the Trustee will be limited to the reasonable fees and expenses of such counsel.

     The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee as a result of its own negligence or willful misconduct.

     To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Securities of any series against all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, premium, if any, or interest or any Additional Amounts on particular Securities or the Purchase Price or Redemption Price of any Securities to be purchased pursuant to an Offer to Purchase or redeemed.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) occurs, the expenses (including the reasonable fees and expenses of its agents and counsel) and the compensation for the services shall be preferred over the status of the Holders in a proceeding under any Bankruptcy Law and are intended to constitute expenses of administration under any Bankruptcy Law. The Company's rights under this
Section 7.07 and any claim arising hereunder shall survive the resignation or removal of any Trustee, the discharge of the Company's obligations pursuant to Article Eight and any rejection or termination under any Bankruptcy Law.

SECTION 7.08. Replacement of Trustee.

     The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the outstanding Securities of any series may remove the Trustee with respect to that series by so notifying the Trustee and the Company in writing and may appoint a successor Trustee for such series with the Company's consent. The Company may remove the Trustee if:

     (a)  the Trustee fails to comply with Section 7.10;

     (b) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

     (c) a custodian or other public officer takes charge of the Trustee or its property; or

     (d)  the Trustee becomes incapable of acting.

     If the Trustee with respect to Securities of one or more series resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee with respect to that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series). Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities of such series may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. As promptly as practicable after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have the rights, powers and duties of the Trustee with respect to the Securities of such series under this Indenture. A successor Trustee shall mail notice of its succession to each Holder of Securities of such series.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Securities of such series may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger, etc.

     If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking corporation, the resulting, surviving or transferee corporation or banking corporation without any further act shall be the successor Trustee; provided, however, that such corporation shall be otherwise qualified and
--------  -------
eligible under this Article Seven.

SECTION 7.10. Eligibility; Disqualification.

     This Indenture shall always have a Trustee which shall be eligible to act as Trustee under TIA (S)(S) 310(a)(1) and 310(a)(2). The Trustee or, if a member of a bank holding company, its parent shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. If the Trustee has or shall acquire any "conflicting interest" within the meaning of TIA (S) 310(b), the Trustee and the Company shall comply with the provisions of TIA (S) 310(b); provided, however,
                                                            --------  -------
that there shall be excluded from the operation of TIA (S) 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA (S) 310(b)(1) are met. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.10, the Trustee shall resign immediately in the manner and with the effect hereinbefore specified in this Article Seven. The provisions of TIA (S) 310 shall apply to the Company and any other obligor of the Securities.

SECTION 7.11. Preferential Collection of Claims Against the Company.

     The Trustee shall comply with TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.

SECTION 7.12. Trustee's Application for Instructions from the Company.

     Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

                                 ARTICLE EIGHT

                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01. Termination of the Company's Obligations.

     The Company may terminate its obligations under this Indenture with respect to Securities of or within any series and any coupons appertaining thereto as well as the obligations of the Guarantors under their respective Subsidiary Guarantees with respect to such series, except those obligations referred to in the penultimate paragraph of this Section 8.01, if:

     (i) either (a) all such Securities theretofore authenticated and delivered and all coupons appertaining thereto (except lost, stolen or destroyed Securities and coupons which have been replaced or paid and Securities and coupons for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all Securities of such series and any coupons appertaining thereto not theretofore delivered to the Trustee for cancellation have become due and payable or have been called for redemption and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount in the currency or currencies or currency unit or units in which the Securities of such series are payable sufficient to pay and discharge the entire Indebtedness on such Securities and such coupons not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest and any Additional Amounts on such Securities to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

     (ii) the Company has paid all other sums payable under this Indenture by the Company; and

     (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

     Notwithstanding the first paragraph of this Section 8.01, the Company's obligations in Sections 2.06, 2.07, 2.08, 2.09, 7.07, 8.05 and 8.06 shall survive until the Securities are no longer outstanding pursuant to the penultimate paragraph of Section 2.09. After the Securities are no longer outstanding, the Company's obligations in Sections 7.07, 8.05 and 8.06 shall survive.

     After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's and Guarantors' obligations under the Securities of such series, the Subsidiary Guarantees and this Indenture with respect to such Securities except for those surviving obligations specified above.

SECTION 8.02. Legal Defeasance and Covenant Defeasance.

     (a) The Company may terminate its obligations in respect of the Securities of any series by delivering all outstanding Securities of such series to the Trustee for cancellation and paying all sums payable by it on account of principal of, premium, if any, and interest and any Additional Amounts on all such Securities or otherwise. In addition to the foregoing, the Company may, at its option, at any time elect to have either paragraph (b) or (c) below be applied to all outstanding Securities of or within any series, subject in either case to compliance with the conditions set forth in Section 8.03.

     (b) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (b), the Company shall, subject to the satisfaction of the conditions set forth in Section 8.03, be deemed to have paid and discharged the entire indebtedness represented by such outstanding Securities and any coupons appertaining thereto, except for (i) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest and any Additional Amounts on such Securities or any coupons appertaining thereto when such payments are due, (ii) the Company's obligations with respect to the Securities of that series under Sections 2.03 through 2.08, inclusive, 2.11, 2.14, 4.03 and 4.17, (iii) the rights, powers, trust, duties and immunities of the Trustee under this Indenture and the Company's obligations in connection therewith and (iv) Article Eight of this Indenture (hereinafter, "Legal Defeasance"). Subject to compliance with this Article Eight, the Company
 ----------------
may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) hereof.

     (c) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), the Company shall, subject to the satisfaction of the conditions set forth in Section 8.03, be released from its obligations under the covenants contained in Sections 4.04 through 4.16, inclusive, and Article Five with respect to such outstanding Securities and any coupons appertaining thereto (hereinafter, "Covenant Defeasance") and thereafter any
                                    -------------------
omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to such Securities. In addition, upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), subject to the satisfaction of the conditions set forth in
Section 8.03, any failure or omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Securities of such series.

SECTION 8.03. Conditions to Legal Defeasance or Covenant Defeasance.

     In order to exercise either Legal Defeasance pursuant to Section 8.02(b) or Covenant Defeasance pursuant to Section 8.02(c):

     (a) the Company shall irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, money (in such currency, currencies or currency unit or units in which such Securities and any coupons appertaining thereto are then specified as payable at Maturity) or United States Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and any Additional Amounts on such outstanding Securities and any coupons appertaining thereto on the Stated Maturity date or on the applicable redemption date, as the case may be, and the Company shall specify whether such Securities are being defeased to Maturity or to a particular redemption date;

     (b) in the case of an election under Section 8.02(b), the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of such outstanding Securities and any coupons appertaining thereto will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

     (c) in the case of an election under Section 8.02(c), the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of such outstanding Securities and any coupons appertaining thereto will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

     (d) no Default or Event of Default with respect to such Securities or any other Securities shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Sections 6.01(g) and 6.01(h) are concerned, at any time in the period ending on the 91st day after the date of such deposit;

     (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default under any material agreement or instrument (other than this Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

     (f) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of such Securities or any coupons appertaining thereto over any other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;

     (g) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

     (h) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, assuming no intervening bankruptcy or insolvency of the Company and that no Holder of such Securities or any coupon appertaining thereto is an insider of the Company, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

     Notwithstanding the foregoing, the Opinion of Counsel required by clause
(b) above need not be delivered if all such Securities not theretofore delivered to the Trustee for cancellation (x) have become due and payable, (y) will become due and payable on the Stated Maturity date within one year or (z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

SECTION 8.04. Application of Trust Money; Trustee Acknowledgment and Indemnity.

     The Trustee shall hold in trust money or United States Government Obligations deposited with it pursuant to Section 8.03, and shall apply the deposited money and the money from United States Government Obligations in accordance with this Indenture solely to the payment of principal of, premium, if any, and interest and any Additional Amounts on such Securities and any coupons appertaining thereto.

     After such delivery or irrevocable deposit and delivery of an Officers' Certificate and Opinion of Counsel, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Securities of such series and this Indenture with respect to such series except for those surviving obligations specified above.

     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the United States Government Obligations deposited pursuant to Section 8.03 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such outstanding Securities.

SECTION 8.05. Repayment to Company.

     Subject to Sections 7.07 and 8.04, the Trustee shall promptly pay to the Company upon written request any excess money held by it at any time. The Trustee shall pay to the Company upon written request any money held by it for the payment of principal or interest that remains unclaimed for two years; provided, however, that the Trustee before being required to make any payment
--------  -------
may at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that, after a date specified therein which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining shall be repaid to the Company. After payment to the Company, Holders entitled to money shall look solely to the Company for payment as general creditors unless an applicable abandoned property law designates another person and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

SECTION 8.06. Reinstatement.

     If the Trustee is unable to apply any money or United States Government Obligations in accordance with Section 8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture, such Securities and any coupons appertaining thereto shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 until such time as the Trustee is permitted to apply all such money or United States Government Obligations in accordance with
Section 8.02; provided, however, that if the Company has made any payment of
              --------  -------
principal of or any premium or interest on any such Security because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities or coupons to receive such payment from the money or United States Government Obligations held by the Trustee.

                                 ARTICLE NINE

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01. Without Consent of Holders.

     The Company and the Guarantors, when authorized by a resolution of the Board of Directors, and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Holder:

     (a)  to cure any ambiguity, defect or inconsistency; provided, however,
                                                          --------  -------
that such amendment or supplement does not adversely affect the rights of any Holder;

     (b) to effect the assumption by a successor Person of all obligations of the Company under the Securities and this Indenture in connection with any transaction complying with Article Five of this Indenture;

     (c) to provide for uncertificated Securities in addition to or in place of certificated Securities;

     (d) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

     (e) to make any change that would provide any additional benefit or rights to the Holders of all or any series of Securities;

     (f) to make any other change that does not adversely affect the legal rights of any Holder under this Indenture;

     (g) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities, or to surrender any right or power herein conferred upon the Company;

     (h) to establish the form or terms of Securities of any series as permitted by Sections 2.01 and 2.02;

     (i) if allowed without penalty under applicable laws and regulations, to permit payment in the United States, its territories, its possessions and other areas subject to its jurisdiction of principal, premium, if any, or interest, if any, on Bearer Securities or coupons;

     (j)  to add a Guarantor in accordance with Section 4.14 or otherwise; or

     (k) to secure the Securities pursuant to the requirements of Section 4.11 or otherwise;

provided, however, that the Company has delivered to the Trustee an Opinion of
--------  -------
Counsel stating that such amendment or supplement complies with the provisions of this Section 9.01.

SECTION 9.02. With Consent of Holders.

     Subject to Section 6.07, the Company and the Guarantors, when authorized by a Board Resolution, and the Trustee may modify, amend or supplement, or waive compliance by the Company with any provision of, this Indenture or the Securities with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities of each series adversely affected thereby (with the Securities of each series voting as a class). However, without the consent of each Holder affected, no such modification, amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may:

     (a) reduce the principal amount of Securities affected thereby whose Holders shall consent to an amendment, supplement or waiver;

     (b) reduce the principal of or change the Stated Maturity of any Security or alter the provisions with respect to the repurchase or redemption of the Securities (other than provisions relating to Section 4.08 or 4.15);

     (c) reduce the rate of or change the time for payment of interest on any Security, or change the manner in which the amount of interest thereon is determined;

     (d) make any Security payable in money other than that stated in the Securities;

     (e) make any change in the provisions of this Indenture relating to waivers of past defaults, or the rights of holders of Securities to receive payments of principal of, premium, if any, or interest or any Additional Amounts on the Securities;

     (f) modify any provisions of Section 6.04 (other than to add sections of this Indenture or the Securities subject thereto) or 6.07 or this Section 9.02 (other than to add sections of this Indenture or the Securities which may not be modified, amended, supplemented or waived without the consent of each Holder affected);

     (g) reduce the percentage of the principal amount of outstanding Securities necessary for amendment to or waiver of compliance with any provision of this Indenture or the Securities or for waiver of any Default in respect thereof;

     (h) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Securities of any series (except a rescission of acceleration of the Securities by the Holders thereof as provided in Section 6.02 and a waiver of the payment default that resulted from such acceleration);

     (i) waive a repurchase or redemption payment with respect to any Security (other than a payment required by Section 4.08 or 4.15); or

     (j) modify the ranking or priority of any Security or the Subsidiary Guarantee in respect thereof of any Guarantor in any manner adverse to the Holders of the Securities.

     It shall not be necessary for the consent of the Holders under this Section
9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 9.03. Compliance with Trust Indenture Act.

     Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.04. Record Date for Consents and Effect of Consents.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Securities entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then those persons who were Holders of Securities at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders of such Securities after such record date. No such consent shall be valid or effective for more than 90 days after such record date. The Trustee is entitled to rely upon any electronic instruction from beneficial owners to the Holders of any Security in global form.

     After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (a) through
(i) of Section 9.02. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

SECTION 9.05. Notation on or Exchange of Securities.

     If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee.
The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determine, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06. Trustee To Sign Amendments, etc.

     The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture and that such amendment, supplement or waiver constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms (subject to customary exceptions). The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise. In signing any amendment, supplement or waiver, the Trustee shall be entitled to receive an indemnity reasonably satisfactory to it.

                                  ARTICLE TEN

                                   GUARANTEE

SECTION 10.01. Unconditional Guarantee.

     Each Guarantor hereby unconditionally, jointly and severally, guarantees (each, a "Subsidiary Guarantee") to each Holder of a Security authenticated by
          --------------------
the Trustee and to the Trustee and its successors and assigns that: the principal of and interest on the Securities will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and interest on any overdue interest on the Securities, to the extent lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or under the Securities will be promptly paid in full or performed, all in accordance with the terms hereof and thereof. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that the Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Securities, this Indenture and this Subsidiary Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand,
(x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purpose of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forth become due and payable by each Guarantor for the purpose of this Subsidiary Guarantee.

SECTION 10.02. Severability.

     In case any provision of this Subsidiary Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.03. Release of a Guarantor.

     If the Securities of any series are defeased in accordance with the terms of this Indenture, or if Section 5.01(b) is complied with, or if, subject to the requirements of Section 5.01(a), all or substantially all of the assets of any Guarantor or all of the Equity Interests of any Guarantor are sold (including by issuance or otherwise) by the Company in a transaction constituting an Asset Sale and (x) the Net Cash Proceeds from such Asset Sale are used in accordance with Section 4.08 or (y) the Company delivers to the Trustee an Officers' Certificate to the effect that the Net Cash Proceeds from such Asset Sale shall be used in accordance with Section 4.08 and within the time limits specified by
Section 4.08, then each Guarantor with respect to such series (in the case of defeasance) or such Guarantor (in the case of compliance with Section 5.01(b) or in the event of a sale or other disposition of all of the Equity Interests of such Guarantor) or the corporation acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be released and discharged from all obligations under this Article Ten without any further action required on the part of the Trustee or any Holder.

     The Trustee shall, at the sole cost and expense of the Company and upon receipt at the reasonable request of the Trustee of an Opinion of Counsel that the provisions of this Section 10.03 have been complied with, deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section 10.03.

Any Guarantor not so released remains liable for the full amount of principal of and interest on the Securities and the other obligations of the Company hereunder as provided in this Article Ten.

SECTION 10.04. Limitation of Guarantor's Liability.

     Each Guarantor, and by its acceptance hereof each Holder and the Trustee, hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of title 11 of the United States Code, as amended, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S. Federal or state or other applicable law. To effectuate the foregoing intention, the Holders and each Guarantor hereby irrevocably agree that the obligations of each Guarantor under its Subsidiary Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Subsidiary Guarantee or pursuant to Section 10.05, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting such a fraudulent transfer or conveyance under Federal or State law.

SECTION 10.05. Contribution.

     In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under the
                                          -----------------
Subsidiary Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount, based on the net assets of each Guarantor (including the Funding Guarantor), determined in accordance with GAAP, subject to Section 10.04, for all payments, damages and expenses incurred by such Funding Guarantor in discharging the Company's obligations with respect to the Securities or any other Guarantor's obligations with respect to the Subsidiary Guarantee.

SECTION 10.06. Execution of Security Guarantee.

     To further evidence their Subsidiary Guarantee to the Holders, each of the Guarantors hereby agrees to execute a Security Guarantee to be endorsed on each Security ordered to be authenticated and delivered by the Trustee. Each Security Guarantee shall be substantially in the form set forth in Exhibit A
                                                                   ---------
hereto.  Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in
Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Security a Security Guarantee. Each such Security Guarantee shall be signed on behalf of each Guarantor by two Officers prior to the authentication of the Security on which it is endorsed, and the delivery of such Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Security Guarantee on behalf of such Guarantor. Such signature upon the Security Guarantee may be manual or facsimile signature of such officer and may be imprinted or otherwise reproduced on the Security Guarantee, and in case such officer who shall have signed the Security Guarantee shall cease to be such officer before the Security on which such Security Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Security nevertheless may be authenticated and delivered or disposed of as though the Person who signed the Security Guarantee had not ceased to be such officer of such Guarantor.

SECTION 10.07. Subordination of Subrogation and Other Rights.

     Each Guarantor hereby agrees that any claim against the Company that arises from the payment, performance or enforcement of such Guarantor's obligations under its Subsidiary Guarantee or this Indenture, including, without limitation, any right of subrogation, shall be subject and subordinate to, and

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no payment with respect to any such claim of such Guarantor shall be made before, the payment in full in cash of all outstanding Securities in accordance with the provisions provided therefor in this Indenture.

                                 ARTICLE ELEVEN

                                 SINKING FUNDS

SECTION 11.01. Applicability of Article.

     The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 2.02 for Securities of such series.

     The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a "mandatory sinking fund payment," and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an "optional sinking fund payment." If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 11.02. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

SECTION 11.02. Satisfaction of Sinking Fund Payments with Securities.

     The Company (i) may deliver Outstanding Securities of a series (other than any previously called for redemption) together, in the case of Bearer Securities of such series, with all unmatured coupons appertaining thereto and (ii) may apply as a credit Securities of a series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series required to be made pursuant to the terms of such Securities as provided for by the terms of such series; provided that such Securities have not been previously so credited.
Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

SECTION 11.03. Redemption of Securities for Sinking Fund.

     Not less than 60 days prior to each sinking fund payment date for any series of Securities, the Company shall deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied be delivering and crediting Securities of that series pursuant to Section 11.02 and shall also deliver to the Trustee any Securities to be so delivered to the extent it has not previously done so. Not less than 30 days before each such sinking fund payment date, the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 3.03 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in
Section 3.04. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections
3.05 and 3.07.

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                                ARTICLE TWELVE

                                 MISCELLANEOUS

SECTION 12.01. Trust Indenture Act Controls.

     This Indenture is subject to the provisions of the TIA that are required to be a part of this Indenture, and shall, to the extent applicable, be governed by such provisions. If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified. If any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.

     The provisions of TIA (S)(S) 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 12.02. Notices.

     Any notice or communication shall be sufficiently given if in writing and delivered in person, by facsimile and confirmed by overnight courier, or mailed by first-class mail addressed as follows:

     if to the Company:

     Metris Companies Inc.
     10900 Wayzata Boulevard
     Minnetonka, Minnesota 55305
     Attention: Chief Financial Officer
     Facsimile: (952) 525-5070
     Telephone: (952) 525-5094

     if to the Trustee:

     U.S. Bank Trust National Association
     180 East Fifth Street
     St. Paul, Minnesota 55101
     Attention: Corporate Trust Administration
     Facsimile: (651) 244-0727
     Telephone: (651) 244-0089

     The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     Where this Indenture provides for notice to Holders of an event, including any notice delivered in connection with TIA (S)(S) 310(b), 313(c), 314(a) and 315(b), (i) if any of the Securities affected by such event are Registered Securities, such notice or communication shall be sufficiently given if in writing and mailed, first-class, postage prepaid, to each such Holder at his address as it appears in the Register within the time prescribed and (ii) if any of the Securities affected by such event are Bearer Securities, such notice or communication shall be sufficiently given if published once in an Authorized Newspaper in New York, New York, and in such other city or cities, if any, as may be specified as contemplated by Section 2.02. To the extent required by the TIA, any notice or communication shall also be mailed to any Person described in TIA (S) 313(c).

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

     In any case where notice to Holders of Registered Securities is given by mail, neither the failure to mail such notice or communication nor any defect in it shall affect its sufficiency with respect to other Holders. In any case where notice to Holders of Bearer Securities is given by publication, neither the failure to publish such notice or communication nor any defect in it shall affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 12.03. Communications by Holders with Other Holders.

     Holders may communicate pursuant to TIA (S) 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA
(S) 312(c).

SECTION 12.04. Certificate and Opinion as to Conditions Precedent.

     Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

          (1) an Officers' Certificate in form and substance satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel in form and substance satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with; provided, however, that with respect to
                                        --------  -------
     matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 12.05. Statements Required in Certificate.

     Each certificate with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that the person making such certificate has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate are based;

          (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

SECTION 12.06. Rules by Trustee, Paying Agent, Registrar.

     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

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

SECTION 12.07. Governing Law.

     THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE, THE SECURITIES AND THE SUBSIDIARY GUARANTEES WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 12.08. No Recourse Against Others.

     No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Securities or the Subsidiary Guarantees, as the case may be, or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities and the Subsidiary Guarantees.

SECTION 12.09. Successors.

     All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of each Guarantor in this Indenture shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 12.10. Counterpart Originals.

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 12.11. Severability.

     In case any provision in this Indenture, in the Securities or in the Subsidiary Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

SECTION 12.12. No Adverse Interpretation of Other Agreements.

     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.13. Legal Holidays.

     If a payment date is not a Business Day at a place of payment, payment may be made at that place on the next succeeding Business Day.

                            [Signature Pages Follow]

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

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                              METRIS COMPANIES INC.

                              By: _____________________________
                                  Name:
                                  Title:

                              ___________________, as a Guarantor

                              By: _____________________________
                                  Name:
                                  Title:

                              U.S. BANK TRUST NATIONAL ASSOCIATION,
                              as Trustee

                              By: _____________________________
                                  Name:
                                  Title:

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

                                                                       EXHIBIT A
                                                                       ---------

                          [FORM OF SECURITY GUARANTEE]

                               SECURITY GUARANTEE

     For value received, the undersigned Guarantor (as defined in the Indenture referred to in the Security upon which this notation is endorsed) hereby unconditionally guarantees on a senior basis (such Guarantee by the Guarantor being referred to herein as the "Guarantee") the due and punctual payment of the
                                 ---------
principal of, premium, if any, and interest on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal, premium and interest on the Securities, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in Article Ten of the Indenture (as defined below). This Guarantee will become effective in accordance with Article Ten of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Security.

     Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of _________, 2000, among Metris Companies Inc., each of the Guarantors named therein and U.S. Bank Trust National Association, as trustee, as amended or supplemented (the "Indenture").
                                                                   ---------

     The obligations of the undersigned to the Holders of Securities and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article Ten of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

     This Security Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which this Security Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

     This Security Guarantee shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

     This Security Guarantee is subject to release upon the terms set forth in the Indenture.

                              [GUARANTOR]

                              By: ____________________________
                                  Name:
                                  Title:

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

                                                                       EXHIBIT B
                                                                       ---------

                      FORM OF LEGEND FOR GLOBAL SECURITIES

     Any Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

     THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE
OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUERS
                                                          ---
OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
SECTION 2.16 OF THE INDENTURE.

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